EXECUTION VERSION

Exhibit 4.14

PNC FUNDING CORP,

the Company

and

THE PNC FINANCIAL SERVICES GROUP, INC.,

as Guarantor

to

THE BANK OF NEW YORK,

as Trustee

INDENTURE

Dated as of December 20, 2006

$1,000,000,000 Floating Rate Exchangeable Senior Notes

due December 20, 2036

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-ii-

-iii-

SECTION 8.13.	Preferential Collection of Claims Against Company and Guarantor	68

ARTICLE IX

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 9.01.	Company May Consolidate, etc., Only on Certain Terms	68
SECTION 9.02.	Successor Corporation Substituted for Company	69
SECTION 9.03.	Guarantor May Consolidate, etc., Only on Certain Terms	69
SECTION 9.04.	Successor Corporation Substituted for Guarantor	70
SECTION 9.05.	Company May Consolidate, etc. with Guarantor, Only on Certain Terms	70

ARTICLE X

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.01.	Satisfaction and Discharge of Securities	70
SECTION 10.02.	Satisfaction and Discharge of Indenture	71
SECTION 10.03.	Application of Trust Money	71
SECTION 10.04.	Repayment of Moneys Held by Paying Agent	71

ARTICLE XI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 11.01.	Exemption from Individual Liability	72

ARTICLE XII

HOLDERS’ MEETINGS

SECTION 12.01.	Purposes of Meetings	72
SECTION 12.02.	Call of Meetings by Trustee	73
SECTION 12.03.	Call of Meetings by Company, Guarantor or Holders	73
SECTION 12.04.	Qualifications for Voting	73
SECTION 12.05.	Regulations	73
SECTION 12.06.	Voting	74
SECTION 12.07.	No Delay of Rights by Meeting	74

-iv-

ARTICLE XIII

SECURITY HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

SECTION 13.01.	Company and Guarantor To Furnish Trustee Names and Addresses of Holders	75
SECTION 13.02.	Preservation of Information; Communications to Holders	75
SECTION 13.03.	Reports by Trustee	75
SECTION 13.04.	Reports by Company and Guarantor	75

ARTICLE XIV

SUPPLEMENTAL INDENTURES

SECTION 14.01.	Supplemental Indentures Without Consent of Security Holders.	75
SECTION 14.02.	Supplemental Indentures with Consent of Security Holders.	76
SECTION 14.03.	Execution of Supplemental Indentures.	77
SECTION 14.04.	Effect of Supplemental Indentures.	78
SECTION 14.05.	Conformity with TIA.	78
SECTION 14.06.	Reference in Securities to Supplemental Indentures.	78

ARTICLE XV

MISCELLANEOUS

SECTION 15.01.	Governing Law	78
SECTION 15.02.	Counterparts	78
SECTION 15.03.	Trustee Not Responsible for Recitals	78
SECTION 15.04.	TIA Controls	79
SECTION 15.05.	Effect of Headings and Table of Contents	79
SECTION 15.06.	Successors and Assigns	79
SECTION 15.07.	Separability Clause	79
SECTION 15.08.	Benefits of Indenture	79

EXHIBIT A	Form of Security
EXHIBIT B	Transfer Certificate
EXHIBIT C	Form of Accredited Investor Certificate
SCHEDULE A	Additional Shares

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INDENTURE, dated as of December 20, 2006 (the “Indenture”), among and between PNC FUNDING CORP, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”), The PNC FINANCIAL SERVICES GROUP, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Guarantor”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

The Company and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for establishment, authentication and issuance of securities to be known as the Company’s “Floating Rate Exchangeable Senior Notes due December 20, 2036 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Indenture. The Guarantor deems it appropriate to guarantee the Securities on the terms hereinafter provided, and to provide therefore (the “Guarantee”).

The Trustee deems it appropriate to serve as trustee on terms hereinafter provided and, to provide therefor, the Trustee has duly authorized the execution and delivery of this Indenture.

All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, and for the purpose of setting forth, as provided in this Indenture, the form and substance of the Securities and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

ARTICLE I

Definitions and Other Provisions

of General Application

SECTION 1.01. Definition of Terms. Unless the context otherwise requires:

(a) a term defined anywhere in this Indenture has the same meaning throughout;

(b) the singular includes the plural and vice versa;

(c) headings are for convenience of reference only and do not affect interpretation;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(e) unless the context otherwise requires, any reference to an “Article” or “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(f) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) any reference herein to any Person shall be construed to include such Person’s successors and assigns; and

(h) the following terms have the meanings given to them in this Section 1.01(g):

“3-month LIBOR” means:

(i) the rate for three-month deposits in U.S. dollars commencing on the related LIBOR Rate Reset Date, that appears on the Moneyline Telerate Page 3750 on the LIBOR Determination Date as of 11:00 a.m., London time; or

(ii) if no rate appears on the particular LIBOR Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Trustee as the arithmetic mean of at least two offered quotations obtained by the Trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Trustee with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the related LIBOR Rate Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

(iii) if fewer than two offered quotations referred to in clause (ii) above are provided as requested, the rate calculated by the Trustee as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular LIBOR Determination Date by three major banks in the City of New York selected by the Trustee, for loans in U.S. dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

(iv) if the banks so selected by the Trustee are not quoting as mentioned in clause (iii) above, 3-month LIBOR in effect on the particular LIBOR Determination Date.

“Acquirer Common Stock” shall have the meaning set forth in the definition of “Public Acquirer Change in Control”.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a global security or beneficial interests therein, or involving a Security in definitive form, the rules and procedures of the depositary for such global security or such Security in definitive form, as the case may be, in each case to the extent applicable to such transaction as in effect from time to time.

“Authorized Newspaper” means the national edition of the Wall Street Journal, the New York Times or other nationally circulated newspaper.

“Beneficial Owner” has the meaning determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act, or any successor provision, except that (i) a Person shall be deemed to have “beneficial ownership” of all shares of the Common Stock that the Person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii) any percentage of beneficial ownership shall be determined using the definition in clause (i) in both the numerator and the denominator.

“Board of Directors” means, with respect to the Company or the Guarantor, either the Board of Directors of the Company or the Guarantor, as the case may be, or the executive committee of such Board of Directors or other committee duly authorized to act on behalf of the Board of Directors with regard to a given matter.

“Board Resolution” means, with respect to the Company or the Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the applicable Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in the City of New York, New York, the City of Pittsburgh, Pennsylvania or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close and (ii) also a London Banking Day.

“Capital Stock” for any corporation, limited liability company or partnership means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of Guarantor’s properties and assets, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a “Group”); (ii) the approval by the holders of Common Stock of any plan or proposal for the Guarantor’s liquidation or dissolution, whether or not otherwise in compliance with the provisions of this Indenture; (iii) any Person or Group, other than the Guarantor or any of its Subsidiaries or any employee benefit plan of the Guarantor or any of its Subsidiaries, becoming the beneficial owner, directly or indirectly, of shares of, the Guarantor’s voting stock representing more than 50% of the aggregate ordinary voting power represented by the Guarantor’s issued and outstanding Voting Shares; or (iv) the first day on which a majority of the members of Guarantor’s Board of Directors are not Continuing Directors.

“Closing Sale Price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Acquirer Common Stock as reported in composite transactions on The New York Stock Exchange or the principal U.S. securities exchange on which the Acquirer Common Stock is traded or, if the Acquirer Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market System.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” shall mean shares of the Guarantor’s Common Stock, $5.00 par value per share, as they exist on the date of this Indenture.

“Common Stock Price” on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date for the Common Stock as reported in composite transactions on The New York Stock Exchange or the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market System. If the Common Stock is not so traded, the Common Stock price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Company Request”, “Company Order”, “Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order signed in the name of the Company or the Guarantor, as the case may be, by its Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Banking Assets” means the aggregate of the assets of all Principal Subsidiary Banks (including Subsidiaries of such Principal Subsidiary Banks).

“Continuing Directors” means, as of any date of determination, any member of the Guarantor’s Board of Directors who (a) was a member of such Board of Directors as of the date of this Indenture or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Daily Exchange Value” means, for each of the 10 consecutive Trading Days during the Observation Period, one-tenth of the product of (i) the applicable Exchange Rate and (ii) the Common Stock Price (or the consideration into which the Common Stock has been exchanged in connection with certain corporate transactions contemplated by this Indenture) on such day.

“Daily Settlement Amount” for each of the 10 Trading Days during the Observation Period consists of: (i) an amount in cash equal to the lesser of $100 and the Daily Exchange Value relating to such day; and (ii) to the extent such Daily Exchange Value exceeds $100, a number of shares, referred to as the “net shares” subject to the Company’s right to pay cash in lieu of all or a portion of such shares, as described in Section 5.14, equal to (A) the difference between such Daily Exchange Value and $100, divided by (B) the Common Stock Price for such day.

“Dollars” means the currency of the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Price” means $128.5545 per share of Common Stock as of the date of this Indenture, subject to the adjustments described in Article V.

“Exchange Rate” means the number of shares of Common Stock equal to $1,000 divided by the applicable Exchange Price.

“Holder”, or “Holder of Securities”, means the Person in whose name a Security is registered in the Security Register.

“Institutional Accredited Investor” or “IAI” means an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

“interest” includes Liquidated Damages, whether or no so stated.

“Initial Purchaser” means Morgan Stanley & Co. Incorporated.

“LIBOR Determination Date” means the second London Banking Day preceding each LIBOR Rate Reset Date.

“LIBOR Rate Reset Date” means the 20th day of the months of March, June, September and December of each year commencing on March 20, 2007.

“Liquidated Damages” has the meaning set forth in the Registration Rights Agreement.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in U.S. dollars, in London, England.

“Market Price” means the average of the Common Stock Prices for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring the computation thereof, appropriately adjusted (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive) to take into account the occurrence, during the period commencing on the first of such 20 consecutive Trading Days and ending on such record date, of any event requiring adjustment of the Exchange Price under this Indenture.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

“Observation Period” with respect to any Security means the 10 consecutive Trading Day period beginning on and including the second Trading Day after delivery of the Exchange Notice to the Exchange Agent pursuant to Section 5.02(a) or the delivery of the appropriate instructions to the Exchange Agent pursuant to the Applicable Procedures as referred to in clause (v) of said Section 5.02(a); provided that, in connection with any Exchange Notice (or appropriate instructions) received after the date of issuance of a notice of redemption of the Securities pursuant to Section 3.01, the Observation Period means the 10 consecutive Trading Days beginning on and including the 13th scheduled Trading Day prior to but not including the applicable Redemption Date.

“Officers’ Certificate” means a certificate signed by the Chairman or any Vice Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be. Each Officers’ Certificate shall include the statements required by Section 1.03.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Guarantor and who shall be satisfactory to the Trustee. Each Opinion of Counsel shall include the statements required by Section 1.03.

“Outstanding” means as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered, or Securities which have been paid, pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by protected purchasers; provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, the Guarantor or any other obligor upon the Securities or by any Affiliate of the Company, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the

Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or such other obligor.

“Over-Allotment Option” shall mean the option granted to the Initial Purchaser pursuant to the Purchase Agreement to purchase up to an additional $150,000,000 principal amount of Securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Principal Corporate Trust Office” means the principal corporate trust office of the Trustee at the location which is The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York, 10286, Attention: Corporate Trust Administration, or at such other location as the Trustee may from time to time designate by written notice to the Company and the Guarantor.

“Principal Subsidiary Bank” means each of (i) Pittsburgh National Bank, (ii) any other Principal Subsidiary Bank the consolidated assets of which constitute 20% or more of the consolidated assets of the Guarantor and its Subsidiaries, (iii) any other Principal Subsidiary Bank designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers’ Certificate, and (iv) any Subsidiary that owns, directly or indirectly, any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase Voting Shares, of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a Principal Subsidiary Bank (in the case of clause (i), (ii) or (iii)) or a Subsidiary (in the case of clause (iv)).

“Public Acquirer Change in Control” means any transaction described in clause (iii) of the definition of Change in Control where the acquirer, or any entity that is a direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s Capital Stock that are entitled to vote generally in the election of directors, but in each case other than the Guarantor, has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market System or which will be so traded or quoted when issued or exchanged in connection with such Change in Control. Such acquirer’s or other entity’s class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market System or which will be so traded or quoted when issued or exchanged in connection with such Change in Control is herein referred to as “Acquirer Common Stock.”

“Purchase Agreement” means the Purchase Agreement, dated December 14, 2006, among the Company, the Guarantor and the Initial Purchaser relating to the Securities.

“Redemption Date” means the date fixed for the redemption of the Securities pursuant to Section 3.01.

“Registered Security” means any Security registered as to principal.

“Registration Rights Agreement” means the Registration Rights Agreement, dated December 20, 2006, among the Company, the Guarantor and the Initial Purchaser relating to the Securities.

“Repayment Date”, when used with respect to any Security to be repaid, means the date fixed for repayment pursuant to the terms of such Security.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Register” means a register of Securities that the Company shall keep or cause to be kept, at one of its said offices or agencies, for the Securities issued hereunder which may include Registered Securities.

“Stated Maturity,” when used with respect to any Security or any installment of principal or interest thereon, means the date specified in Section 2.02 or in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any other Person a majority of the Voting Shares of which at the time are owned directly or indirectly by such first Person or by one or more of such first Person’s other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means any regular or abbreviated trading day of The New York Stock Exchange or of the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, of the Nasdaq National Market.

“Transfer Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

“Voting Shares” means Capital Stock, or other ownership interests, of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees, or equivalents thereof, of a Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the failure to pay a dividend or other amount or by reason of the occurrence of any other contingency).

SECTION 1.02. Other Definitions.

Term	Defined in Section
Accepted Purchased Shares	5.05(f)(ii)
Accredited Investor Certificate	2.07(a)(ii)
Additional Shares	5.01(b)(i)
Agent Member	2.07(d)(i)
Cash Percentage	5.14(b)
Cash Percentage Notice	5.14(b)
Change in Control Repurchase Date	3.03(a)
Change in Control Repurchase Notice	3.03(e)
Change in Control Repurchase Price	3.03(a)
Company	Preamble
Company Change in Control Repurchase Notice	3.03(b)
Company Repurchase Notice	3.02(g)
Definitive Transfer Restricted Security	2.07(d)(i)
Dividend Threshold Amount	5.05(e)
Effective Date	5.01(b)(ii)
Event of Default	7.01
Exchange Notice	5.02(a)
Exchange Agent	5.16
Exchange Date	5.02(a)
Ex-Dividend Date	5.05(b)(iii)
Guarantee	Recitals
Guarantor	Preamble
Indenture	Preamble
Initial Interest Rate	2.05(b)
Interest Payment Date	2.05(b)
Notice of Redemption	3.01(c)
Offer Expiration Time	5.05(d)(i)
Paying Agent	2.08
Pre-Dividend Sale Price	5.05(e)(i)
Purchased Shares	5.05(d)(ii)
QIB	2.07(a)(i)

Term	Defined in Section
Record Date	2.06(a)
Repurchase Date	3.02(a)
Repurchase Notice	3.02(b)(i)
Repurchase Price	3.02(a)
Rule 144A Information	4.01
Securities	Recitals
Share Price	5.01(b)(ii)
Spinoff Valuation Period	5.05(c)(ii)(B)
transfer	2.07(c)
Transfer Restricted Global Security	2.07(d)(i)
Transfer Restricted Securities	2.07(c)
Trustee	Preamble

SECTION 1.03. Compliance Certificates and Opinions. Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 4.05) shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by an opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate, statement or opinion of an officer of the Company or Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or Guarantor, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced (i) by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor, (ii) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article XII, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Company and the Guarantor, if made in the manner provided in this Section. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, offered to be taken or omitted to be taken by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(d) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 1.06. Notices, etc., to Trustee, Company and Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the Principal Corporate Trust Office, or

(ii) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Section 7.01(a)(3)) if in writing and mailed, first class, postage prepaid, to the Company or the Guarantor, as the case may be, addressed to it at the address of its principal executive office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 of this Indenture or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture shall be in the English language, except that any published notice may be in the official language of the country of publication.

SECTION 1.07. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first class mail, postage prepaid, to such Holders in the manner and the extent provided in Section 313(c) of the TIA and if published in an Authorized Newspaper or Newspapers, at the expense of the Company, in such city or cities as may be provided elsewhere in this Indenture on at least two Business Days, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In the event of suspension of regular mail service or if for any other reason it shall be impracticable to give such notice to Holders by mail, then such a notification as shall be made to Holders with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause, it shall be impracticable to publish any notice to Holders as provided above, then said notification to Holders as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.

SECTION 1.08. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317 of TIA, through operation of Section 318(c) thereof, such imposed duties shall control.

ARTICLE II

General Terms and Conditions of the Securities

SECTION 2.01. Designation, Principal Amount and Authorized Denomination. There is hereby authorized and established a series of Securities designated as “Floating Rate Exchangeable Senior Notes due December 20, 2036”, limited in aggregate principal amount to $1,000,000,000 (or $1,150,000,000, if the Over-Allotment Option is exercised in full), which amount to be issued shall be as set forth in a Company Order for the authentication and delivery of Securities. The Securities shall be issuable in denominations of $1,000 and integral multiples thereof.

SECTION 2.02. Maturity. The Stated Maturity of the principal of the Securities shall be December 20, 2036.

SECTION 2.03. Form and Terms of Securities. The Securities shall be substantially in the form, and shall have the terms, set forth on Exhibit A, which in its entirety is made a part of this Indenture and is incorporated by reference herein as if set forth in full herein. In the event of any conflict between the provisions set forth in Exhibit A and the provisions set forth in this Indenture, the provisions of this Indenture shall control. The Securities may have any notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and does not affect the rights, duties or immunities of the Trustee. The Company shall provide any such notations, legends or endorsements to the Trustee in writing.

SECTION 2.04. Global Securities. The Securities shall initially be issued in the form of one or more global securities registered in the name of the depositary (which initially shall be The Depository Trust Company) (the “Depository”) or its nominee (the “Global Securities”). Securities represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Securities in definitive form; provided that any election of the Company to issue Securities in definitive form and to effect transfers of such definitive Securities pursuant to Section 2.07(d) hereof shall be subject to the Applicable Procedures of the Depositary. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

SECTION 2.05. Payment of Principal; Interest Rate and Payment Dates; Liquidated Damages. (a) The principal of the Securities shall be due on December 20, 2036 (unless earlier repurchased, redeemed or exchanged). The Company shall pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded quarterly.

(b) The Securities shall bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 0.40%, and will initially bear interest at a rate of 4.96% (the “Initial Interest Rate”); provided that such rate shall never be less than 0% per annum. Interest shall be payable quarterly in arrears on each March 20, June 20, September 20 and December 20 (each, an “Interest Payment Date”), commencing on March 20, 2007. If any Interest Payment Date (other than an Interest Payment Date coinciding with a Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity of the principal of the Securities) falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. If the Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity of principal of the Securities shall fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Redemption Date, Repurchase Date, Change in Control Repurchase Date or the Stated Maturity to such next succeeding Business Day; provided that, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be brought forward to the immediately preceding Business Day. Interest on the notes will accrue from December 20, 2006 or, if interest has already been paid or duly provided for, from the date on which it was most recently paid or duly provided for. The per annum interest rate shall be reset on each LIBOR Rate Reset Date.

(c) (i) Interest on the Securities will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360. All percentages resulting from any calculation on the Securities will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from that calculation on the Securities will be rounded to the nearest cent, with one-half cent being rounded upward. The Company will pay principal, interest and Liquidated Damages, if any, on the Securities at the Corporate Trust Office of the Trustee in The City of New York.

(ii) If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day. The interest rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date, and the interest rate in effect on any other day will be the interest rate in effect on the next preceding LIBOR Rate Reset Date or, if there was no preceding LIBOR Rate Reset Date, the interest rate in effect on that day shall be the Initial Interest Rate.

(d) The Trustee shall determine 3-month LIBOR on each LIBOR Determination Date.

(e) The Holders of the Securities shall be entitled to the benefits of the Registration Rights Agreement, including the right to receive Liquidated Damages in the event of Registration Defaults (as defined in the Registration Rights Agreement) under Section 2(e) thereof, such Liquidated Damages to be payable at the same times and to the same Persons as regular interest is payable with respect to the Securities, it being understood that any reference in this Indenture to “interest” shall be deemed to include “Liquidated Damages” if then owing in accordance with the terms of the Registration Rights Agreement. If at any time Liquidated Damages become payable by the Company or Guarantor pursuant to the Registration Rights Agreement, the Company and Guarantor shall promptly deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the date from which such Liquidated Damages shall accrue, and (iii) the date on which such Liquidated Damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.

SECTION 2.06. Method of Payment. (a) The Company will pay interest (including Liquidated Damages, if any) on the Securities to the Person who is the registered Holder of a Security at the close of business on March 1, June 1, September 1 and December 1, whether or not a Business Day (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date; provided that interest payable upon repurchase or redemption of the Securities pursuant to Article III or at the Stated Maturity of principal (including any such date that is an Interest Payment Date) shall be paid to the Person to whom principal is payable) and provided that subject to the terms and conditions of this Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity (including the interest payable on the date such amounts are due), as the case may be, to the Holder who surrenders a Security to the Paying Agent (as defined below) to collect such payments in respect of the Security. The Company will pay cash amounts in United States Dollars.

(b) Notwithstanding Section 2.06(a), if a Holder is holding Securities in definitive form, the Company shall pay interest (including Liquidated Damages, if any),

other than interest payable at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, by check mailed to such Holder. If a Holder is holding at least $1,000,000 principal amount of Securities in definitive form, such Holder may receive such interest payments by wire transfer, provided that such Holder has notified the Trustee in writing at the Trustee’s Corporate Trust Office, on or before the Record Date before the applicable Interest Payment Date, other than an Interest Payment Date at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, that such Holder chooses to have interest on such Holder’s Securities payable on such Interest Payment Date and all subsequent Interest Payment Dates paid by wire transfer of immediately available funds to an account at a bank (that has facilities to receive wire transfers) in The City of New York, or in another city designated by such Holder and agreed to by the Company and the Trustee. Such payment method will apply until such Holder provides the Trustee written notice to the contrary. The Company shall pay the principal of and interest (including Liquidated Damages, if any) on any Security in definitive form that is due at the Stated Maturity of principal, the Redemption Date, Repurchase Date or Change in Control Repurchase Date in immediately available funds against presentation of such Security in definitive form at the Corporate Trust Office of the Trustee in The City of New York or at any other office or agency of the Trustee in The City of New York that the Trustee may designate to such Holder in writing; provided if any such payment is to be made by wire transfer, the Trustee must have received appropriate wire transfer instructions in writing from any Holder being so paid at least two Business Days prior to the relevant date.

SECTION 2.07. Transfer and Exchange. (a) (i) Notwithstanding any other provision of this Indenture or the Securities, until the expiration of the applicable holding period set forth in Rule 144(k) of the Securities Act (or any successor provision), the Securities may not be offered, sold, pledged or otherwise transferred in whole or in part except (i) to a Person whom the transferor reasonably believes is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), acquiring for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) subject to Section 2.07(d) below, to an institutional investor that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Company or the Guarantor, or any of their Subsidiaries, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States and other jurisdictions. Whenever, prior to the expiration of such holding period, any Security is presented or surrendered for registration of transfer or exchange for a Security registered in a name other than that of the Holder thereof, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security (and in the case of a proposed transfer to an IAI, by an Accredited Investor Certificate signed by the proposed transferee substantially in the form set forth in Exhibit C and by an Opinion of Counsel acceptable to the Company), as to compliance with such restrictions on transfer. The Security Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by such properly completed certificates and Opinion of Counsel, as applicable.

(ii) Notwithstanding any other provision of this Indenture or the Securities, any Securities that are to be reoffered and resold to Institutional Accredited Investors that are not QIBs may be resold in each case only to an Institutional Accredited Investor that has executed and delivered to the Trustee, as Security Registrar, a certificate substantially in the form of Exhibit C hereto (an “Accredited Investor Certificate”), and shall be issued in definitive, fully registered form without interest coupons, substantially in the form set forth herein, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any Security sold to Institutional Accredited Investors in accordance with the foregoing sentence shall not be issued in the form of a Global Security; provided, however, that Securities in definitive form may be transferred to QIBs in accordance with Rule 144A and exchanged for interests in Global Securities pursuant to Section 2.07(d) below. Securities in definitive form shall be duly executed by the Company and authenticated by the Trustee as provided herein, and shall be registered in the name of the Institutional Accredited Investor purchasing such Security in definitive form, if any.

(b) Any certificate evidencing a Security (and all securities issued in exchange therefor or substitution thereof) shall bear the Transfer Restricted Securities Legend, unless (1) such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

(c) Every Security that bears or is required under this Section 2.07 to bear the Transfer Restricted Securities Legend (the “Transfer Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07 (including those set forth in the Transfer Restricted Securities Legend), and the Holder of each such Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.07, the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Transfer Restricted Security or any interest therein.

(d) (i) Transfer of a Definitive Transfer Restricted Security to a Transfer Restricted Global Security. Notwithstanding anything herein to the contrary, if the Holder of a definitive Security that is a Transfer Restricted Security (a “Definitive Transfer Restricted Security”) wishes at any time to transfer such Definitive Transfer Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Transfer Restricted Security that is a Global Security (a “Transfer Restricted Global Security”), such transfer may be effected, subject to the other provisions of this Indenture and the Applicable Procedures, only in accordance with this Section 2.07(d). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from any member or participant in the Depositary (an “Agent Member”) directing the Depositary to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Transfer Restricted Global Security, in a principal amount equal to the principal amount of the Definitive Transfer Restricted Security to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with such beneficial interest; and upon receipt by (2) the Trustee of (A) the Definitive Transfer Restricted Security to be transferred and (B) notification from the Depositary of the transaction described in (1) above, the Trustee shall cancel the Definitive Transfer Restricted Security and instruct the Depositary to increase the principal amount of the Transfer Restricted Global Security by the principal amount of the Definitive Transfer Restricted Security so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding principal amount of the Transfer Restricted Global Security.

(ii) Transfers by IAIs. In connection with any transfer of a definitive Security by an Institutional Accredited Investor, such Institutional Accredited Investor shall be required, prior to such transfer, to furnish to the Company and the Trustee, as Security Registrar, an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(iii) Transfers to IAIs. In connection with any transfer of any Security to an Institutional Accredited Investor, such Institutional Accredited Investor shall be required, prior to such transfer, to furnish to the Company and the Trustee, as Security Registrar, an Accredited Investor Certificate executed by such Institutional Accredited Investor and an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(e) Any Security (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Transfer Restricted Securities Legend have been satisfied may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Transfer

Restricted Securities Legend. If the Transfer Restricted Security surrendered for exchange is represented by a Global Security bearing a Transfer Restricted Securities Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount, and the principal amount of a Global Security without the Transfer Restricted Securities Legend shall be increased by an equal principal amount. If a Global Security without the Transfer Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee upon receipt of a Company Request shall authenticate and deliver a Global Security without the Transfer Restricted Securities Legend to the Depositary. The Security Registrar shall not be required to remove any Transfer Restricted Securities Legend from a Security unless directed to do so in an Officers’ Certificate.

(f) The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of a beneficial interest in any Security that is a Global Security (including any transfers between or among Depositary participants, indirect participants or Beneficial Owners in any such Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

SECTION 2.08. Paying Agent. The Company shall maintain an office or agency where Securities may be presented for payment (the “Paying Agent”). If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries may act as Paying Agent. The Company initially appoints the Trustee as Paying Agent in connection with the Securities.

SECTION 2.09. Execution, Authentication and Delivery. The Securities shall be executed on behalf of the Company and the Guarantees endorsed thereon shall be executed on behalf of the Guarantor by, respectively, its Chairman, Vice Chairman, President or one of its Executive Vice Presidents or Senior Vice Presidents under its corporate seal, which may be in facsimile form and may be imprinted or otherwise reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities or Guarantees may be manual or facsimile. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Securities and Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantor, respectively, shall bind the Company and the Guarantor, respectively, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities, or did not hold such offices at the date of such Securities and Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company with Guarantees endorsed thereon executed by the Guarantor to the Trustee for authentication; and the Trustee shall authenticate and deliver such Securities to or upon a Company Order, an Officers’ Certificate and an Opinion of Counsel without any further action by the Company or the Guarantor.

The Trustee shall have the right to decline to authenticate and deliver any Security under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability.

All Registered Securities shall be dated the date of their authentication; provided, however, that if provided for in the form of Security, interest may accrue from a date other than the authentication date.

No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Notwithstanding the provisions of this Section 2.09, if all the Securities are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate and Opinion of Counsel required pursuant to this Section 2.09 at or prior to the time of authentication of each Security if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security to be issued and such documentation specifically, covered and subsequent issuances; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities shall constitute a representation and warranty by the Company that as of the date of such request the statements made in the Officers’ Certificate delivered pursuant to this Section 2.09 shall be true and correct on the date thereof as if made on and as of the date thereof.

SECTION 2.10. Mutilated, Defaced, Destroyed, Lost and Stolen Securities or Coupons. In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, and in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon a Company Request, the Trustee shall authenticate and deliver, a new Security with a duly executed Guarantee thereon, of like tenor and principal amount, and bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company in its discretion may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security) instead of issuing a new Security. In every case the applicant for a substituted Security shall furnish to the Company, the Guarantor and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Guarantor and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security under this Section 2.10, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every substitute Security issued pursuant to the provisions of this Section 2.10 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, guaranteed by the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions of this Section 2.10 are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall, to the fullest extent permitted under applicable law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.11. Persons Deemed Owners. The Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor or the Trustee may treat the Holder of any Security as the absolute owner of such Security for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee, any Paying Agent nor any Security Registrar shall be affected by notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

SECTION 2.12. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company, the Guarantor or any Paying Agent or any Securities Registrar, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be authenticated and delivered in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Company. If the Company or the Guarantor shall acquire any of the

Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such securities, or the Guarantee endorsed thereon, unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.13. Unconditional Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, the due and punctual payment of the principal of, and interest (including Liquidated Damages, if any) on such Security, net of any taxes required to be withheld, when and as the same shall become due and payable, whether by declaration thereof or otherwise, in accordance with the terms of such Security and of this Indenture. In case of default by the Company in the payment of any such principal or interest (including Liquidated Damages, if any), the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder or under any Guarantee shall be absolute and unconditional irrespective of any invalidity, irregularity or unenforceability of any such Security, or this Indenture, any failure to enforce the provisions of any such Security, or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the holder of such Security, or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security, or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its obligation hereunder or under any Guarantee will not be discharged as to any such Security, except by payment in full of the principal thereof and interest thereon.

The Guarantor shall be subrogated to all rights of the holder of any Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of any Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest (including Liquidated Damages, if any) then due on all Securities shall have been paid in full.

The Guarantee set forth in this Section shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee.

SECTION 2.14. Execution of Guarantees. To evidence its Guarantee to the Holders of Securities specified in Section 2.13, the Guarantor hereby agrees to execute the Guarantees, in substantially the form above described, to be endorsed on each security authenticated and delivered by the Trustee. Each such Guarantee shall be signed on behalf of the Guarantor as set forth in Section 2.09, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantor.

ARTICLE III

Repurchases and Redemption

SECTION 3.01. Redemption at the Option of the Company. (a) Beginning on December 26, 2007 and during the period thereafter to Maturity, the Securities are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Redemption Date.

(b) A Notice of Redemption (as defined below) pursuant to this Section 3.01 shall contain the information required under Section 3.01(c) and will be mailed at least 30 days, but not more than 60 days, before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s address appearing in the Security Register. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on a Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, on and after such Redemption Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part, but only in integral multiples of $1,000 of principal amount.

(c) At least 30 days, but not more than 60 days, before any Redemption Date, the Company shall mail a notice of redemption (the “Notice of Redemption”) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at such Holder’s address appearing in the Security Register.

The Notice of Redemption shall identify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Liquidated Damages, if any) payable on the Redemption Date;

(iii) the current Exchange Price;

(iv) the name and address of the Paying Agent and Exchange Agent;

(v) that Securities called for redemption may be exchanged at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(vi) that Holders who want to exchange Securities must satisfy the requirements set forth in the Securities and Article V;

(vii) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price therefor, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon;

(viii) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(ix) that, unless the Company defaults in paying the Redemption Price, interest (including Liquidated Damages, if any) on Securities called for redemption will cease to accrue on and after the Redemption Date, and the Securities called for redemption will cease to be Outstanding; and

(x) the CUSIP number of the Securities called for redemption.

(d) At the Company’s request, the Trustee shall give the Notice of Redemption in the Company’s name and at the Company’s expense, so long as the Company makes such request at least five Business Days prior to the date by which such Notice of Redemption is to be given to Holders in accordance with this Section 3.01, and the Company provides the Trustee the Notice of Redemption.

(e) If any of the Securities are in the form of a Global Security, then the Company shall modify such Notice of Redemption to the extent necessary to accord with the Applicable Procedures that apply to the redemption of Global Securities.

SECTION 3.02. Repurchase at the Option of the Holder on Specified Dates. (a) At the option of the Holder, the Company shall repurchase on December 20, 2007, 2008, 2011, 2016, 2021, 2026 and 2031 (each, a “Repurchase Date”) all or a portion of the Securities held by such Holder for cash at a price per Security equal to 100% of the principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Repurchase Date.

(b) Securities shall be repurchased pursuant to this Section 3.02 at the option of the Holder thereof upon:

(i) delivery to the Company and the Paying Agent by the Holder of a written notice substantially in the form included in the Form of Security attached as Exhibit A hereto (a “Repurchase Notice”) at any time prior to the Repurchase Date until the close of business on the Business Day prior to such Repurchase Date stating:

(A) if the Security which the Holder will deliver to be repurchased is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or any integral multiple thereof; and

(C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in this Indenture; and

(ii) delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor, together with accrued but unpaid interest (including Liquidated Damages, if any); provided that the Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, shall be so paid pursuant to this Section 3.02 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Repurchase Notice.

(c) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

(d) Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery to the Paying Agent of the Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to be received by the Holder promptly following the later of the Repurchase Date and the Business Day following delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.02.

(e) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.02 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.04. If the Paying Agent holds money sufficient to pay the Repurchase Price of a Security on the Repurchase Date in accordance with the terms of this Indenture, then, immediately after the Repurchase Date, the Security will cease to be Outstanding, whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holder of a Security shall terminate, other than the right to receive the Repurchase Price upon delivery of the Security.

(f) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(g) Company Repurchase Notice. In connection with any repurchase of Securities pursuant to this Section 3.02, the Company shall give written notice of the Repurchase Date to the Holders of the Securities (the “Company Repurchase Notice”).

The Company Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder (and each beneficial owner if required by applicable law) of the Securities, which notice shall be provided no more than two weeks after December 20, 2006 and again on a date not less than 30 days prior to each date of repurchase. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase pursuant to this Section 3.02 shall be determined by the Company, whose determination shall be final and binding. Each Company Repurchase Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i) the Repurchase Price, the Exchange Price and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Liquidated Damages, if any) that will be payable with respect to the Securities on the Repurchase Date;

(ii) the name and address of the Paying Agent and the Exchange Agent;

(iii) that Securities as to which a Repurchase Notice has been given may be exchanged only if (x) the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture and (y) the Securities may be exchanged pursuant to Article V of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent to collect payment of the Repurchase Price and accrued but unpaid interest (including Liquidated Damages, if any);

(v) that the Repurchase Price for any Securities as to which a Repurchase Notice has been given and not withdrawn, together with accrued but unpaid interest (including Liquidated Damages, if any) payable with respect thereto, shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities as described in clause (iv);

(vi) the procedures the Holder must follow under this Section 3.02;

(vii) the exchange rights of the Securities;

(viii) that, unless the Company defaults in making payment of such Repurchase Price, interest (including Liquidated Damages, if any) on Securities covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date;

(ix) the CUSIP number of the Securities; and

(x) the procedures for withdrawing a Repurchase Notice (as specified in Section 3.04).

(h) At the Company’s request, which shall be made at least five Business Days prior to the date by which the Company Repurchase Notice is to be given to the Holders in accordance with this Section 3.02, and at the Company’s expense, the Trustee shall give the Company Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Repurchase Notice shall be prepared by the Company.

(i) If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(j) There shall be no repurchase of any Securities pursuant to this Section 3.02 if an Event of Default (other than a default in the payment of the Repurchase Price) has occurred prior to, on or after, as the case may be, the giving by the Holders of such Securities of the required Repurchase Notice, and such Event of Default is continuing. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.03. Repurchase at Option of the Holder Upon a Change in Control. (a) If at any time that Securities remain Outstanding there shall have occurred a Change in Control, Securities shall be repurchased by the Company, at the option of the Holder thereof, at a price in cash (the “Change in Control Repurchase Price”) equal to 100% of the principal amount of such Securities plus accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the date (the “Change in Control Repurchase Date”) fixed by the Company that is not less than 30 days nor more than 60 days after the date the Company Change in Control Repurchase Notice (as defined below) is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.03(e).

(b) Company Change in Control Repurchase Notice. In connection with any repurchase of Securities pursuant to this Section 3.03, the Company shall give written notice of the occurrence of a Change in Control, the repurchase right arising as a result thereof and the Change in Control Repurchase Date to the Holders and the Trustee (the “Company Change in Control Repurchase Notice”). The Company Change in Control Repurchase Notice shall be sent by first-class mail to the Trustee and to each Holder not more than 20 Business Days after the occurrence of a Change in Control. Each Company Change in Control Repurchase Notice shall include a form of Change in Control Repurchase Notice to be completed by a Holder and shall state:

(i) the Change in Control Repurchase Date;

(ii) the Change in Control Repurchase Price, the Exchange Price, the Exchange Rate, whether the Change in Control is in connection with a corporate transaction referred to in Section 5.01(b)(i) of this Indenture, the number of Additional Shares, if any, to be received pursuant to Section 5.01(b)(i) of this Indenture and, to the extent known at the time of such notice, the amount of accrued but unpaid interest (including Liquidated Damages, if any) that will be payable with respect to the Securities on the Change in Control Repurchase Date;

(iii) the name and address of the Paying Agent and the Exchange Agent;

(iv) that the Company must receive the Holder’s Change in Control Repurchase Notice on or before the close of business on the third Business Day prior to the Change in Control Repurchase Date;

(v) that the Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Repurchase Price and accrued but unpaid interest (including Liquidated Damages, if any);

(vi) that the Change in Control Repurchase Price for any Securities as to which a Change in Control Repurchase Notice has been given and not withdrawn, together with any accrued but unpaid interest (including Liquidated Damages, if any) payable with respect thereto, shall be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Securities as described in clause (v) above;

(vii) the procedures the Holder must follow under this Section 3.03;

(viii) the exchange rights of the Securities, including that Securities as to which a Change in Control Repurchase Notice has been given may be exchanged only if such Change in Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix) that, unless the Company defaults in making payment of such Change in Control Repurchase Price, interest (including Liquidated Damages, if any) on Securities covered by any Change in Control Repurchase Notice will cease to accrue on and after the Change in Control Repurchase Date;

(x) the CUSIP number of the Securities; and

(xi) the procedures for withdrawing a Change in Control Repurchase Notice (as specified in Section 3.04).

(c) At the Company’s request, which shall be made at least five Business Days prior to the date by which the Company Change in Control Repurchase Notice is to be given to the Holders in accordance with this Section 3.03 and at the Company’s expense, the Trustee shall give the Company Change in Control Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Change in Control Repurchase Notice shall be prepared by the Company.

(d) If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Securities.

(e) For a Security to be so repurchased at the option of the Holder upon a Change in Control, the Paying Agent must receive such Security with the form entitled “Option to Elect Repurchase Upon a Change in Control” (a “Change in Control Repurchase Notice”) on the reverse thereof duly completed, together with such Security duly endorsed for transfer, on or before the close of business on the third Business Day prior to the Change in Control Repurchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase pursuant to this Section 3.03 shall be determined by the Company, whose determination shall be final and binding.

(f) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of a portion of a Security.

(g) Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery to the Paying Agent of the Change in Control Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to be received by the Holder promptly following the later of the Change in Control Repurchase Date and the Business Day following the delivery or book-entry transfer of the Security to the Paying Agent in accordance with this Section 3.03.

(h) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.03(h) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Business Day preceding the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.04. If the Trustee or the Paying Agent holds money sufficient to pay the Change in Control Repurchase Price of a Security on the Change in Control Repurchase Date in accordance with the terms of this Indenture, then, on the Change in Control Repurchase Date, the Security will cease to be Outstanding, whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holder of a Security shall terminate, other than the right to receive the Change in Control Repurchase Price upon delivery of the Securities.

(i) The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

(j) Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.03 shall be satisfied if a third party makes an offer to repurchase Outstanding Securities after a Change in Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.03, and such third party purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.03.

(k) Not more than 30 days after the occurrence of a Change in Control, the Company shall use its commercially reasonable efforts to either (i) obtain the consents under all existing indebtedness required to permit the repurchase of the Securities pursuant to any Company Change in Control Repurchase Notice or (ii) repay in full all existing indebtedness and terminate all commitments under all existing indebtedness, the terms of which in each case would prohibit the repurchase of the Securities pursuant to any Company Change in Control Repurchase Notice; provided that if no Holders deliver a Change in Control Repurchase Notice prior to such date, or if the Company shall have satisfied its obligations to repurchase the Securities of all Holders that have submitted a Change in Control Repurchase Notice, the Company shall be deemed to have satisfied the requirements of this Section 3.03(k).

SECTION 3.04. Effect of Repurchase Notice or Change in Control Repurchase Notice. (a) Upon receipt by the Paying Agent of a Repurchase Notice or Change in Control Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Change in Control Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, with respect to such Security. Such Repurchase Price or Change in Control Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Change in Control Repurchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.02 or Section 3.03, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02 or Section 3.03, as applicable. Securities in respect of which a Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been given by the Holder thereof may not be exchanged pursuant to Article V of this Indenture on or after the date of the delivery of such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, unless such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

(b) A Repurchase Notice or Change in Control Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Change in Control Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase Date or the close of business on the Business Day preceding the Change in Control Repurchase Date, as the case may be, specifying:

(i) if the Security with respect to which such notice of withdrawal is being submitted is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures;

(ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Change in Control Repurchase Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

SECTION 3.05. Deposit of Repurchase Price or Change in Control Repurchase Price. Prior to 10:00 a.m. (New York City time) on or prior to the Repurchase Date or the Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date or Change in Control Repurchase Date, as the case may be.

SECTION 3.06. Securities Repurchased in Part. Any Security in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities in definitive form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security in definitive form so surrendered which is not repurchased.

SECTION 3.07. Covenant to Comply with Securities Laws Upon Repurchase of Securities. When complying with the provisions of Section 3.02 or 3.03 of this Indenture (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 3.02 or 3.03 to be exercised in the time and in the manner specified in Section 3.02 or 3.03.

SECTION 3.08. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Change in Control Repurchase Date, as the case may be, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or Change in Control Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

SECTION 3.09. No Sinking Fund. The Securities are not entitled to any sinking fund payments.

ARTICLE IV

Covenants

SECTION 4.01. Delivery of Certain Information. At any time when the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock delivered upon exchange therefor, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any Beneficial Owner of Securities or holder or Beneficial Owner of Common Stock delivered upon exchange thereof or to a prospective purchaser of any such security designated by any such Holder, holder or Beneficial Owner, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a Person is a Beneficial Owner shall be determined by the Company to the Company’s reasonable satisfaction.

SECTION 4.02. Payment of Principal and Interest; Compliance with Terms. The Company will duly and punctually pay the principal of and interest (including Liquidated Damages, if any) on the Securities in accordance with the terms of the Securities and this Indenture, net of any taxes required to be withheld, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities.

SECTION 4.03. Maintenance of Agency. The Company and the Guarantor will maintain an office or agency in the Borough of Manhattan, The City of New York, where notices and demands to or upon the Company and the Guarantor in respect of the Securities, the Guarantees and this Indenture may be served. The Company and the Guarantor hereby respectively appoint the Trustee its initial office or agency for the purpose of this Section 4.03.

The Company and the Guarantor, by written notice to the Trustee, may also from time to time designate one or more other offices or agencies where Securities may be presented for any or all such purposes, and, by like notice, may from time to time rescind such designations.

SECTION 4.04. Money for Security Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent for any Securities, it will, on or before each due date of the principal of or interest (including Liquidated Damages, if any) on any of the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay the principal or interest (including Liquidated Damages, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any Securities, it will, prior to each due date of the principal of or interest (including Liquidated Damages, if any) on any Securities, deposit, subject to the last paragraph of this Section 4.04, with a Paying Agent a sum sufficient to pay the principal or interest (including Liquidated Damages, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and interest (including Liquidated Damages, if any), and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Company, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of principal of or any interest (including Liquidated Damages, if any) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to said Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company or the Guarantor (or any other obligor upon the Securities) in the making of any payment of principal of or interest (including Liquidated Damages, if any) on the Securities; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (including Liquidated Damages, if any) on any Security and remaining unclaimed for one year after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such proposed repayment.

SECTION 4.05. Certification of Compliance of the Company and the Guarantor. Each of the Company and the Guarantor will promptly (and in any event within three Business Days) notify the Trustee upon obtaining knowledge of any default under this Indenture, and shall comply with the provisions of Section 314(a)(4) of the TIA, if applicable.

SECTION 4.06. Corporate Existence. Subject to Article IX, the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights (charter and statutory) and franchises and the corporate existence, rights (charter and statutory) and franchises of all Subsidiaries other than the Company; provided, however, that the Company and the Guarantor shall not be required to, or to cause any such Subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any such Subsidiary if the Company (in the case of the Company) or the Guarantor (in all other cases) shall determine that the keeping in existence or preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

SECTION 4.07. Limitation on Sale or Issuance of Voting Shares of Principal Subsidiary Banks. The Guarantor will not (a) permit the issue, sale or other disposition of any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase, Voting Shares, of any Principal Subsidiary Bank, (b) permit the merger or consolidation of any Principal Subsidiary Bank with or into any other Person, or (c) permit the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank, if, after giving effect to any such transaction (specified in clause (a), (b) or (c) above) and the issuance of the maximum number of Voting Shares issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Guarantor would own, directly or indirectly, less than 80% of the Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank); provided, however, that the foregoing shall not prohibit any such issuance, sale or disposition of shares or securities, any such merger or consolidation or any such sale or disposition of assets if:

(i) required by any law or any regulation or order of any governmental authority;

(ii) required as a condition imposed by any law or any regulation or order of any governmental authority to the acquisition by the Guarantor, directly or indirectly, of any other Person, if thereafter, (x) the Guarantor would own, directly or indirectly, at least 80% of the Voting Shares of such other Person, and (y) the Consolidated Banking Assets of the Guarantor would be at least equal to the Consolidated Banking Assets of the Guarantor prior thereto, and (z) by a Board Resolution, such other Person shall have been designated a Principal Subsidiary Bank for all purposes of this Indenture;

(iii) upon consummation of such transaction, the Guarantor owns, directly or indirectly, not less than the percentage of Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) which it owned prior to such transaction; or

(iv) the proceeds of any such issuance, sale or other disposition are invested within 180 days after such issuance, sale or other disposition in any one or more Principal Subsidiary Banks (including any previously existing Principal Subsidiary Bank or any other corporation which upon such investment becomes a Principal Subsidiary Bank), or if within 180 days after such issuance, sale or other disposition the Guarantor has entered into an agreement to invest such proceeds in any one or more Principal Subsidiary Banks (including any previously existing Principal Subsidiary Bank or any Person which upon such investment would become a Principal Subsidiary Bank), but such investment has not been made because all regulatory or other approvals have not been obtained but are in the process of being obtained, and if, in each case, the consolidated assets of the Principal Subsidiary Bank(s) acquired or to be acquired or invested in (including any one or more Person which, upon such investment, would become Principal Subsidiary Banks) would be at least equal to 80% of the consolidated assets of the Principal Subsidiary Bank being disposed of; provided, however, that if the Guarantor makes a subsequent acquisition as described in this paragraph using its common stock and preferred stock, with a fair market value at least equal to the proceeds of any sale, assignment, transfer or disposition of a Principal Subsidiary Bank, it will not also be required to invest the proceeds of any sale, assignment, transfer or disposition as otherwise required by this paragraph; provided, further, that the Guarantor will, for the purpose of satisfying this covenant, only issue preferred shares in a subsequent acquisition in an amount needed to replace any preferred stock of the acquired company; provided, however, that nothing herein shall be deemed to restrict or prohibit the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Guarantor, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Guarantor, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Guarantor, if, in any such case in which the surviving, resulting or acquiring entity is not the Guarantor, the Guarantor would own, directly or indirectly, at least 80% of the Voting Shares of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets.

SECTION 4.08. Ownership of the Company. Subject to Article IX, the Guarantor will at all times continue to own, directly or indirectly, all of the issued and outstanding Voting Shares of the Company.

SECTION 4.09. Liens. The Guarantor will not, and it will not permit any Subsidiary to, pledge, mortgage or hypothecate, or permit to exist any pledge, mortgage or hypothecation, or other lien upon, Voting Shares of any Principal Subsidiary Bank owned by the Guarantor or any Subsidiary to secure any indebtedness for borrowed money without making effective provisions whereby any Securities shall be equally and ratably secured with any and all such indebtedness; provided, however, that this restriction shall not apply to or prevent:

(a) the mortgage, pledge or hypothecation of, or the establishment of a lien on, any such Voting Shares to secure indebtedness of the Guarantor or a Subsidiary as part of the purchase price of such Voting Shares, or incurred prior to, at the time of, or within 120 days after, acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(b) the acquisition by the Guarantor or any Subsidiary of any Voting Shares subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Guarantor or such Subsidiary);

(c) the assumption by the Guarantor or a Subsidiary of obligations secured by mortgages on, pledges or hypothecations of, or other liens on, any such Voting Shares, existing at the time of the acquisition by the Guarantor or such Subsidiary of such Voting Shares;

(d) the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing clauses (a), (b) and (c); provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of such extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Shares that were subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or

(e) liens to secure loans or other extensions of credit by a Principal Subsidiary Bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder;

and provided, further, that, notwithstanding the foregoing, the Guarantor may incur or permit to be incurred or to exist upon such Voting Shares (a) liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Guarantor or a Subsidiary in good faith by appropriate proceedings and the Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles), or (b) the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.

In case the Guarantor or any Subsidiary shall propose to pledge, mortgage or hypothecate any voting Shares at any time owned by it to secure any indebtedness, other than as permitted by subdivisions (a) to (e), inclusive, of this Section, the Guarantor will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Securities equally and ratably with such indebtedness, by pledge, mortgage or hypothecation of such Voting Shares. Such supplemental indenture shall contain the provisions concerning the possession, control, release and substitution of mortgaged and pledged property and securities and other appropriate matters which are required or are permitted by the TIA (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under said Act, and may also contain such additional and amendatory provisions permitted by said Act as the Guarantor and the Trustee shall deem advisable or appropriate, or as the Trustee shall deem necessary, in connection with such pledge, mortgage or hypothecation.

SECTION 4.10. Waiver of Covenants. The Company or the Guarantor, as the case may be, may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.06 through 4.09 hereof, if before or after the time for such compliance the Holders of a majority in principal amount of the Securities at the time Outstanding shall, by Act of such Holders of Securities, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 4.11. Requirement to Deliver Reports. The Company will deliver to the Trustee any reports it is required to file with Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended from time to time, and under the TIA within 15 days after the Company has filed those documents or reports with the Commission.

ARTICLE V

Exchange

SECTION 5.01. Exchange Privilege. (a) Subject to the provisions of this Article V, a Holder of a Security may exchange such Security for cash and Common Stock, if any (and subject to the Company’s right to elect to pay only cash), at the Exchange Rate on or prior to December 20, 2036.

(b) (i) If the Company has provided a Change in Control Repurchase Notice, and a Holder of Securities elects to exchange its Securities in connection with a corporate transaction that occurs on or prior to December 20, 2007 and that constitutes a Change in Control (other than relating to the composition of the Guarantor’s Board of Directors as described in clause (iv) of the definition of Change in Control in Section 1.01) and 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Company’s Board of Directors, whose determination shall be conclusive evidence of such fair market value) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market System, then the Exchange Price of the Securities being exchanged by such Holder at that time shall be decreased by increasing the Exchange Rate by a number of additional shares of Common Stock (the “Additional Shares”) determined in the manner set forth below; provided that if the Share Price in such transaction is greater than $300.00, or less than $73.46 (subject in each case to adjustment as described below), the number of Additional Shares shall be zero; provided further that in no event will the Exchange Rate exceed 13.6129 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Exchange Price as set forth in this Indenture. For the avoidance of doubt, the adjustment provided for in this Section 5.01(b) shall only be made with respect to the Securities being exchanged in connection with such Change in Control and shall not be effective as to any Securities not so exchanged (it being understood that a Holder of Securities electing to exchange the Securities pursuant to this Section 5.01(b) shall provide the Exchange Agent with a notice as contemplated by Section 5.02).

(ii) The number of Additional Shares will be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the corporate transaction becomes effective (the “Effective Date”) and the share price paid per share of Common Stock in the corporate transaction (the “Share Price”); provided that if (i) holders of shares of Common Stock receive only cash in such corporate transaction, the Share Price shall be the cash amount paid per share, and (ii) otherwise, the Share Price shall be the average of the Common Stock Price on the five Trading Days prior to but not including the Effective Date; and provided further, that if the Share Price is between two Share Price amounts in the table, or the Effective Date is between two Effective Dates in the table, the Company shall determine the number of Additional Shares by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year.

(iii) The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto will be adjusted as of any date on which the Exchange Price of the Securities is adjusted pursuant to this Indenture. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Share Price adjustment, and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Exchange Rate as set forth in this Indenture.

(iv) Exchange “in connection with a corporate transaction”, for purposes of this Section 5.01, means any exchange in respect of which the Exchange Notice is delivered at any time during the period from and including the Effective Date until, and including, the close of business on the Business Day immediately preceding the Change in Control Repurchase Date corresponding to such corporate transaction.

(c) Notwithstanding the foregoing, and in lieu of adjusting the Exchange Rate as set forth in Section 5.01(b), in the case of a Public Acquirer Change in Control, the Company may elect (with sufficient advance notice thereof to the Trustee and the Exchange Agent and each Holder of Securities) that, from and after the Effective Date of such Public Acquirer Change in Control, the right to exchange a Security will be changed into a right to exchange a Security for a number of shares of Acquirer Common Stock. If the Company makes the election referred to in the immediately preceding sentence, the Company will, at any time prior to the 20th day immediately preceding the proposed Effective Date of the Public Acquirer Change in Control, adjust the terms of the Holder’s exchange privilege set forth in Section 5.01(b) such that following such adjustment the Acquirer Common Stock shall be deemed to be the Common Stock component of the Daily Settlement Amount, and the Exchange Rate in effect immediately before the Effective Date of such transaction described in this Section 5.01(c) shall be adjusted by a fraction:

(i) the numerator of which will be (a) in the case of a share exchange, consolidation or merger pursuant to which the Common Stock is exchanged into cash, securities or other property, the fair market value of all cash and any other consideration (as determined by the Guarantor’s Board of Directors) paid or payable per share of Common Stock or (b) in the case of any other Public Acquirer Change in Control, the average of the Common Stock Price for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change in Control, and

(ii) the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change in Control.

(d) A Holder may exchange a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to exchange of all of a Security also apply to exchange of a portion of a Security.

(e) If a Security is called for redemption pursuant to Section 3.01 of this Indenture, in order to exchange such Security, the Holder must deliver the Security to the Exchange Agent (or, if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the Applicable Procedures) at any time prior to the close of business on the day that is two Business Days prior to the applicable Redemption Date for such Security (unless the Company shall default in paying the Redemption Price when due, in which case the exchange right shall terminate on the date such Event of Default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 3.02, or a Change in Control Repurchase Notice pursuant to Section 3.03 exercising the option of such Holder to require the Company to repurchase such Security, may be exchanged only if such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Repurchase Date or the close of business on the Business Day preceding the Change in Control Repurchase Date, as the case may be, in accordance with Section 3.02 or Section 3.03, as applicable.

(f) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has exchanged its Securities into Common Stock.

SECTION 5.02. Exchange Procedure. (a) To exchange a Security, a Holder must (i) if the Security is in definitive form, complete and manually sign the irrevocable exchange notice on the back of the Security (an “Exchange Notice”, which term, for the avoidance of doubt, shall include the instructions referred to in clause (v) of this Section 5.02(a), if applicable) and deliver such notice to the Exchange Agent, (ii) if the Security is in definitive form, surrender the Security to the Exchange Agent, (iii) if the Security is in definitive form, furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Exchange Agent, (iv) pay any transfer or other tax, if required by Section 5.03 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate exchange instructions pursuant to the Applicable Procedures. The date on which the Holder satisfies all of the foregoing requirements is the “Exchange Date”. As promptly as practicable after the Exchange Date, and in any event no later than the third Trading Day immediately following the last day of the related Observation Period, the Company shall deliver to the Holder through the Exchange Agent cash and shares of Common Stock in the amounts calculated in accordance with Section 5.14.

(b) The Person in whose name the Security is registered shall be deemed to be a stockholder of record on the Exchange Date; provided that no surrender of a Security on any date when the Security Register of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such Security Register is open; provided further that such exchange shall be at the Exchange Price in effect on the date that such Security shall have been surrendered for exchange, as if the Security Register of the Company had not been closed. Upon exchange of a Security, such Person shall no longer be a Holder of such Security.

(c) No payment or adjustment will be made for accrued but unpaid interest (including Liquidated Damages, if any) on an exchanged Security or for dividends or distributions on shares of Common Stock issued upon exchange of a Security. The Company shall not adjust the Exchange Price to account for the accrued but unpaid interest (including Liquidated Damages, if any). Notwithstanding the foregoing, if Securities are exchanged after the close of business on a Record Date and prior to the opening of business on the next Interest Payment Date; provided that such Interest Payment Date is an Interest Payment Date the interest due on which is payable to the Holder as of the preceding Record Date, Holders of such Securities at the close of business on such Record Date shall receive the accrued but unpaid interest (including Liquidated Damages, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the exchange. In such event, such Security, when surrendered for exchange, must be accompanied by delivery of a check payable to the Exchange Agent in an amount equal to the accrued but unpaid interest (including Liquidated Damages, if any) payable on such Interest Payment Date on the portion so exchanged. If such payment does not accompany such Security, the Security shall not be exchanged; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between the close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Security is surrendered for exchange on the Interest Payment Date or is being redeemed on such Interest Payment Date, or if such Interest Payment Date is the Stated Maturity of the principal of the Securities. If the Company defaults in the payment of interest (including Liquidated Damages, if any) payable on the Interest Payment Date, the Exchange Agent shall promptly repay such funds to the Holder.

(d) Upon surrender of a Security that is exchanged in part, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder, a new Security equal in principal amount to the unexchanged portion of the Security surrendered.

SECTION 5.03. Taxes on Exchange. If a Holder exchanges a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such exchange. However, the Holder shall pay any tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Exchange Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 5.04. Guarantor to Provide Stock. (a) The Guarantor shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the exchange of all outstanding Securities into shares of Common Stock. The certificates representing the shares of Common Stock issued upon exchange of Transfer Restricted Securities shall bear a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND IS PURCHASING IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) OF THE SECURITIES ACT) AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE PNC FINANCIAL SERVICES GROUP, INC. OR ANY AFFILIATE OF THE PNC FINANCIAL SERVICES GROUP, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”) EXCEPT (A) TO THE PNC FINANCIAL SERVICES GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN

THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER (IF AVAILABLE) (IN EACH CASE (A) THROUGH (E) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND, IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE PNC FINANCIAL SERVICES GROUP, INC. AND THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(b) The Company and Guarantor covenant that all shares of Common Stock delivered upon exchange of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

(c) The Company and Guarantor will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon exchange of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each U.S. national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 5.05. Adjustment of Exchange Price. The Exchange Price shall be adjusted (without duplication) from time to time by the Company as follows:

(a) In case the Guarantor shall (i) pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the Exchange Price shall be adjusted so that the Holder of any Security thereafter surrendered for exchange shall be entitled to receive the number of shares of Common Stock which it would have owned or been entitled to receive had such Security been exchanged immediately prior to the happening of such event. For the purposes of calculating the Exchange Price adjustment pursuant to this Section 5.05(a), Holders of a Security shall be treated as if they had the right to exchange the Security solely into Common Stock at the then applicable Exchange Price. An adjustment made pursuant to this Section 5.05(a) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) In case the Guarantor shall issue to all holders of Common Stock rights, warrants or options entitling such holders (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the average Common Stock Price for the five Trading Days ending on the earlier of the record date in respect of such distribution or the Trading Day before the Ex-Dividend Date with respect thereto, the Exchange Price shall be decreased so that the Exchange Price shall equal the price determined by multiplying the Exchange Price in effect immediately prior to the record date for such issue by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding on such date of public announcement, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such average Common Stock Price, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding on such date of public announcement plus the number of Additional Shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are exchangeable);

provided that no adjustment will be made if Holders of the Securities are entitled to participate in the distribution on substantially the same terms as holders of the Common Stock as if such Holders had exchanged their Securities solely for Common Stock immediately prior to such distribution at the then applicable Exchange Price. Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If, at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options shall have been exercised, the adjusted Exchange Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment, substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or convertible securities offered).

(iii) The “Ex-Dividend Date” for any such issuance or distribution means the date immediately prior to the commencement of “ex-dividend” trading for such issuance or distribution on The New York Stock Exchange or such other U.S. national securities exchange or the Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

(c) (i) In case the Guarantor shall distribute to all holders of Common Stock any shares of Capital Stock of the Guarantor (other than Common Stock) or evidences of its indebtedness, other securities or other assets, or shall distribute to all holders of Common Stock rights, warrants or options to subscribe for or purchase any of its securities (excluding (1) those rights, options and warrants referred to in Section 5.05(b); (2) those dividends, distributions, subdivisions and combinations referred to in Section 5.05(a); and (3) those dividends and distributions paid in cash referred to in Section 5.05(e)), then in each such case the Exchange Price shall be decreased so that the same shall equal the price determined by multiplying the Exchange Price in effect immediately prior to the date of such distribution by a fraction,

(A) the numerator of which shall be the Market Price on the record date for the determination of holders of Common Stock entitled to receive such distribution less the fair market value on such Record Date (as determined by the Company’s Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case applicable to one share of Common Stock, and

(B) the denominator of which shall be the Market Price on such record date,

such adjustment to become effective immediately after the record date for such distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exchange, in addition to the cash and Common Stock issuable upon such exchange, the distribution such Holder would have received had such Holder exchanged its Security solely into Common Stock at the then applicable Exchange Price immediately prior to the record date for such distribution; provided that no adjustment will be made if Holders of the Securities are entitled to participate in the distribution on substantially the same terms as holders of the Common Stock as if such Holders had exchanged their Securities solely into Common Stock immediately prior to such distribution at the then applicable Exchange Price.

(ii) Notwithstanding the foregoing, if the distribution by the Guarantor to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Guarantor (unless such Capital Stock or similar equity interests are distributed to holders in such distribution as if such holders had exchanged their Securities for Common Stock), the Exchange Price shall be decreased so that the same shall be equal to the rate determined by multiplying the Exchange Price in effect on the record date with respect to such distribution by a fraction:

(A) the numerator of which shall be the average Common Stock Price over the Spinoff Valuation Period, and

(B) the denominator of which shall be the sum of (x) the average Common Stock Price over the 10 consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the Trading Day on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted plus (y) the average fair market value (as determined by the Board of Directors and described in a resolution of the Company’s Board of Directors) over the Spinoff Valuation Period of the portion of the assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon exchange the amount of the distribution such Holder would have received had such holder exchanged each Security on the record date with respect to such distribution. If any dividend or distribution of the type described in this Section 5.05(c) is declared but not so paid or made, such adjustment to the Exchange Price shall be reversed. In any case in which this paragraph is applicable, Section 5.05(a), Section 5.05(b) and the first paragraph of this Section 5.05(c) shall not be applicable.

(d) In case the Guarantor or any Subsidiary of the Guarantor makes a payment in respect of a tender or exchange offer, other than an odd-lot offer, to holders of the Common Stock to the extent that the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Common Stock Price on the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Price shall be decreased so that the same shall equal the price determined by multiplying the Exchange Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) multiplied by the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common

Stock outstanding (less any Purchased Shares) at the Offer Expiration Time and the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time,

such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company or Guarantor is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company or Guarantor is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Price shall again be adjusted to be the Exchange Price that would then be in effect if such tender or exchange offer had not been made.

(e) In case the Guarantor shall declare a cash dividend or cash distribution to all of the holders of Common Stock such that the aggregate cash dividends or cash distributions per share of Common Stock in any fiscal quarter exceeds $0.550 (the “Dividend Threshold Amount”), the Exchange Price shall be decreased to equal the price determined by multiplying the Exchange Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

(i) the numerator of which shall be the average of the Common Stock Price for the three consecutive Trading Days ending on the Trading Day immediately preceding the record date for such dividend or distribution (the “Pre-Dividend Sale Price”), minus the difference between the full amount of the dividend or distribution to the extent payable in cash applicable to one share of the Common Stock and the Dividend Threshold Amount, and

(ii) the denominator of which shall be the Pre-Dividend Sale Price,

such adjustment to become effective immediately after the record date for such dividend or distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, the Company shall make adequate provision so that each Holder shall have the right to receive upon exchange, in addition to the cash and shares of Common Stock issuable upon such exchange, the amount of cash such Holder would have received had such Holder exchanged its Securities solely for Common Stock at the then applicable Exchange Price immediately prior to the record date for such cash dividend or cash distribution. If such cash dividend or cash distribution is not so paid or made, the Exchange Price shall again be adjusted to be the Exchange Price that would then be in effect if such dividend or distribution had not been declared.

(f) In case of a tender or exchange offer made by a Person other than the Company or the Guarantor or any Subsidiary of the Company or the Guarantor for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Company’s Board of Directors, whose determination shall be conclusive, and described in a resolution of the Company’s Board of Directors) that as of the Offer Expiration Time exceeds the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Exchange Price shall be decreased so that the same shall equal the price determined by multiplying the Exchange Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Common Stock Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Price shall again be adjusted to be the Exchange Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5.05(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Guarantor to engage in a consolidation, merger or sale of all or substantially all of the properties and assets of the Guarantor.

(g) In any case in which this Section 5.05 shall require that an adjustment be made immediately following a record date established for purposes of this Section 5.05, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.09) issuing to the holder of any Security exchanged after such record date the cash, shares of Common Stock and other Capital Stock of the Guarantor issuable upon such exchange over and above the cash, shares of Common Stock and other Capital Stock of the Guarantor issuable upon such exchange only on the basis of the Exchange Price prior to adjustment; and, in lieu of the cash and shares the issuance of which is so deferred, the Company shall issue, or cause its transfer agents to issue, due bills or other appropriate evidence of the right to receive such shares.

(h) Before taking any action which would cause an adjustment decreasing the Exchange Price so that the shares of Common Stock issuable upon exchange of the Securities would be issued for less than the par value of such Common Stock, the Guarantor will take all corporate action which may be necessary in order that the Guarantor may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exchange Price.

SECTION 5.06. No Adjustment. (a) No adjustment in the Exchange Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exchange Price as last adjusted; provided that any adjustments which by reason of this Section 5.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent, with one-half cent rounded up, or to the nearest ten-thousandth (0.0001) of a share, with each five hundred-thousandth (0.00005) of a share being rounded up, as the case may be.

(b) No adjustment need be made upon the issuance of Common Stock under any present or future employee benefits plan or program of the Guarantor.

(c) No adjustment need be made upon the issuance of Common Stock pursuant to (i) the exercise of any options, warrants or rights to purchase such Common Stock, (ii) the exchange of any exchangeable securities for such Common Stock or (iii) the conversion of any convertible securities into such Common Stock, in each case so long as such options, warrants, rights to purchase, exchangeable securities or convertible securities are outstanding as of the date on which the Securities are first issued.

(d) No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

(e) To the extent that the Securities become exchangeable for cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(f) To the extent that any rights plan adopted by the Guarantor is in effect upon exchange of the Securities pursuant to the terms of this Indenture, a Holder shall receive, in addition to cash or shares of Common Stock to be received upon exchange, the rights under such rights plan, only if the rights have not separated from the Common Stock at the time of exchange, and no adjustment of the Exchange Price shall be made in connection with any distribution of rights thereunder in such circumstances; provided, however, that if such rights have separated from the Common Stock, a Holder shall not receive such rights, but an adjustment to the Exchange Price shall be made in accordance with Section 5.05(c) above.

SECTION 5.07. Equivalent Adjustments. If, as a result of an adjustment made pursuant to Section 5.05 above, the Holder of any Security thereafter surrendered for exchange shall become entitled to receive any shares of Capital Stock of the Guarantor other than shares of Common Stock, thereafter the Exchange Price of such other shares so receivable upon exchange of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

SECTION 5.08. Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Exchange Price, in addition to those required by Section 5.05, as the Company’s Board of Directors in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or other securities, or distributions of securities convertible into or exchangeable for stock hereafter made by the Guarantor to its holders of Common Stock shall not be taxable to such holders.

SECTION 5.09. Notice of Adjustment. Whenever a Change in Control (including a Public Acquirer Change in Control) occurs, or the Exchange Price is adjusted (whether pursuant to Section 5.01(b), 5.01(c), 5.05 or 5.11) or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of such occurrence or the adjustment and file with the Trustee and the Exchange Agent an Officers’ Certificate briefly stating the facts of such occurrence or the facts requiring the adjustment and the manner of computing it. In the case of an adjustment, the certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee and the Exchange Agent may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 5.10. Notice of Certain Transactions. In case:

(a) the Guarantor shall declare a dividend (or any other distribution) on the Common Stock; or

(b) the Guarantor shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(c) of any reclassification of the Common Stock of the Guarantor (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Guarantor is a party and for which approval of any holders of Common Stock is required, or of the sale or transfer of all or substantially all of the properties and assets of the Guarantor; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company or Guarantor;

the Company shall cause to be filed with the Trustee and the Exchange Agent and to be mailed to each Holder of Securities at its address appearing in the Security Register, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

SECTION 5.11. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Exchange Privilege. (a) If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Guarantor is a party other than a merger in which the Guarantor is the resulting or surviving corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company or Guarantor, then the Company or Guarantor, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to exchange such Security into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon exchange of such Security solely into Common Stock at the then applicable Exchange Price immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Exchange Price which shall be as nearly equivalent as may be practicable to the adjustments of the Exchange Price provided for in this Article V. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.11 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Guarantor to all or substantially all holders of Common Stock for which an adjustment to the Exchange Price or provision for exchange of the

Securities may be made pursuant to Section 5.05 shall not be deemed to be a sale or conveyance of all or substantially all of the properties and assets of the Guarantor for purposes of this Section 5.11.

(b) In the event the Company or any other Person shall execute a supplemental indenture pursuant to this Section 5.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture, and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

(c) For purposes of this Section 5.11, the type and amount of consideration that a Holder of Securities would have been entitled to receive as a holder of the Common Stock in the case of a transaction described in Article V that causes the Common Stock to be exchanged into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

SECTION 5.12. Trustee’s and Agent’s Disclaimer. (a) The Company shall make all calculations and determinations under this Article V. The Trustee has no duty to determine when an adjustment under this Article V (whether pursuant to Section 5.01(b), 5.01(c), 5.05 or 5.11) should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.09. The Trustee shall have no duty to confirm, review or verify, any calculations or determinations made under this Article V. The Trustee shall not be accountable for, and makes no representation as to the validity or value of any securities or assets issued upon exchange of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article V. Each Exchange Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 5.12 as the Trustee.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

SECTION 5.13. Voluntary Reduction. The Company from time to time may reduce the Exchange Price by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during such period, if the Company’s Board of Directors determines, in good faith, that such decrease would be in the best interests of the Company; provided that in no event may the Exchange Price be less than the par value of a share of Common Stock. Any such determination by the Company’s Board of Directors shall be conclusive.

SECTION 5.14. Payment Upon Exchange; Daily Exchange Value of Securities Tendered. (a) Holders tendering the Securities for exchange shall be entitled to receive upon exchange of each $1,000 principal amount of Securities, no later than the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, subject to clause (b) below with respect to all or any portion of Common Stock which the Company elects to settle in cash, equal to the sum of the Daily Settlement Amounts for each of the 10 Trading Days during the related Observation Period. Cash will be delivered in lieu of fractional shares of Common Stock issuable in connection with payment of the foregoing amounts (based on the Common Stock Price on the last day of the applicable Observation Period).

(b) By the close of business on the Business Day prior to the first Trading Day of the Observation Period, the Company may specify a percentage of each Daily Share Amount that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). If the Company elects to specify a Cash Percentage, (x) the amount of cash that the Company will deliver in lieu of all or an applicable portion of the Daily Share Amount in respect of each Trading Day in the Observation Period will equal the product of: (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day (assuming for this purpose that the Company has not specified a Cash Percentage), and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the Observation Period (in lieu of the full Daily Share Amount for such Trading Day) will be a percentage of the Daily Share Amount (assuming that the Company has not specified a Cash Percentage) equal to 100% minus the Cash Percentage.

(c) If the Company does not specify a Cash Percentage by the close of business on the Trading Day prior to the first scheduled Trading Day of the Observation Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the Observation Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon exchange of such Security. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee, which must be given by the close of business on the Business Day prior to the first Scheduled Trading Day of the Observation Period.

(d) Neither the Trustee nor the Exchange Agent has any duty to determine or calculate the Exchange Rate, the Daily Exchange Value, the cash amounts payable upon exchange or the number of shares, if any, of Common Stock issuable upon exchange, or any other computation required under this Article V, all of which shall be determined by the Company in accordance with the provisions of this Indenture, and the Trustee and the Exchange Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations, and may conclusively rely on the correctness thereof.

SECTION 5.15. Simultaneous Adjustments. In the event that this Article V requires adjustments to the Exchange Price under more than one of Sections 5.05(a) and (c), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 5.05(c), as applicable, and, second, the provisions of Section 5.05(a). If more than one event requiring adjustment pursuant to Section 5.05 shall occur before completing the determination of the Exchange Price for the first event requiring such adjustment, then the Company’s Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Exchange Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Exchange Price protection provided in Section 5.05.

SECTION 5.16. Exchange Agent. The Company shall maintain an office or agency where Securities may be presented for exchange (the “Exchange Agent”). If the Company fails to maintain a Exchange Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any of its Subsidiaries or an Affiliate of the Company or any of its Subsidiaries may act as Exchange Agent. The Company initially appoints the Trustee as Exchange Agent in connection with the Securities.

SECTION 5.17. Withholding Tax on Adjustment of Exchange Price. If an adjustment to the Exchange Price pursuant to Section 5.05 is made, such adjustment results in a deemed distribution to a Holder for U.S. federal income tax purposes and such Holder is not a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, the Company may satisfy any withholding tax obligation on such deemed distribution to such Holder by reducing, by no more than the amount necessary to satisfy such withholding obligation, the interest and principal payable to such Holder or the cash and Common Stock payable to such Holder upon an exchange.

ARTICLE VI

INTENTIONALLY OMITTED

ARTICLE VII

REMEDIES

SECTION 7.01. Events of Default and Defaults. (a) “Event of Default”, with respect to any Securities, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest and Liquidated Damages, if any, upon any Security when such interest becomes due and payable, and continuance of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to other indebtedness of the Company, the Guarantor or their Subsidiaries or for any other cause;

(2) failure to pay the principal of any Security, when it becomes due and payable, at the stated Maturity, upon acceleration, upon redemption or otherwise, including the failure to make cash payments or, if applicable, to deliver shares of Common Stock due upon exchange or make a payment to repurchase Securities tendered pursuant to Section 3.01 or 3.02, whether or not such failure shall be due to compliance with agreements with respect to other indebtedness of the Company, the Guarantor or their Subsidiaries or for any other cause ;

(3) failure to provide a Change of Control Repurchase Notice upon the occurrence of a Change of Control on a timely basis;

(4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in respect of the Securities (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given to the Company and the Guarantor by the Trustee, by registered or certified mail, or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied;

(5) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company, the Guarantor or any Principal Subsidiary Bank under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company, the Guarantor or any Principal Subsidiary Bank or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(6) the filing by the Company, the Guarantor or any Principal Subsidiary Bank of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company, the Guarantor or any Principal Subsidiary Bank or of any substantial part of its property, or the Company, the Guarantor or any Principal Subsidiary Bank shall fail generally to pay its debts as such debts become due or shall take any corporate action in furtherance of any such action; or

(7) the Guarantee of the Securities for any reason ceasing to be in full force and effect

SECTION 7.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default, other than an Event of Default specified in clauses (6 and 7) above, shall occur and be continuing, the Trustee may, and at the written request of the holders of at least 25% in principal amount of Securities shall, declare the principal of and accrued interest on all the Securities to be due and payable by written notice to the Company, and such notice shall specify the respective Event of Default and that it is a “Notice of Acceleration.” Upon delivery of such notice, the principal of and accrued and unpaid interest and Liquidation Damages, if any, on all the Securities shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay in Dollars

(A) all overdue installments of interest on all Securities,

(B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest (including Liquidated Damages, if any) thereon at the rate or rates prescribed therefor by the terms of the Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith; and

(2) all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any rights arising from a subsequent default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

SECTION 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1) default is made in the payment of any interest upon any Security when such interest becomes due and payable, and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of any Security, whether upon Maturity or upon any redemption or by declaration or otherwise,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including Liquidated Damages, if any), with interest upon the overdue principal and to the extent that payment of such interest is lawful, upon overdue installments of interest (including Liquidated Damages, if any), at the rate or rates prescribed therefor by the terms of the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to any Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 7.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of any Securities and to file such other papers or documents as may be necessary or advisable in order to have the claim of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.

SECTION 7.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or under the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

SECTION 7.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and in the case of the distribution of such money on account of principal or interest, upon presentation (except in respect of Subdivision FIRST below) of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 8.07.

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively.

THIRD: The balance, to the Person or Persons lawfully entitled thereto, or as a court of competent jurisdiction may direct.

SECTION 7.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continued Event of Default with respect to the Securities;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders of Securities or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities.

SECTION 7.08. Unconditional Right of Holders To Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) at the respective places, at the respective times, at the respective rates, in the respective amounts and in Dollars, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 7.09. Restoration of Rights and Remedies. If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of any Security then and in every such case the Company, the Guarantor, the Trustee and the Holders of any Security shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 7.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of any Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of the Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

SECTION 7.12. Control by Security Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture with respect to the Securities, provided that

(1) such direction shall not be in conflict with any statute or rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which it determines might involve it in personal liability or would be unduly prejudicial to the Holders of Securities not joining in such direction.

SECTION 7.13. Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default.

(1) in the payment of the principal of or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article XIV cannot be modified or amended without the consent of the Holder of each Outstanding Security affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose in respect of the Securities under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 7.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of any Security, or group of Holders of any Security, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).

SECTION 7.15. Waiver of Stay or Extension Laws. The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01. Certain Duties and Responsibilities. (a) The Trustee shall comply with, have all the benefits of, and be subject to, the provisions of Section 315 of the TIA.

(b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 8.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to any Securities, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the TIA, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal, or interest on any Security, or in the payment of any sinking fund installment or analogous obligation with respect to the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 7.01(3) no such notice to Holders of Securities shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 8.03. Certain Rights of Trustee. Except as otherwise provided in Section 8.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or a Guarantor Request or a Guarantor Order and any resolution of a Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and an Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders of Securities shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 8.04. Not Responsible for Recitals or Issuance of Securities and Guarantees. The recitals contained herein and in the Securities and Guarantees, except the certificates of authentication, shall be taken as the statement of the Company or the Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company or the Guarantor of Securities or the proceeds thereof.

SECTION 8.05. May Hold Securities. The Trustee, any Paying Agent or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.08 and 8.13, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, or such other agent.

SECTION 8.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or the Guarantor.

SECTION 8.07. Compensation and Reimbursement. The Company and the Guarantor jointly and severally agree:

(1) to pay to the Trustee from time to time in Dollars reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a lien prior to the Securities and Guarantees upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

SECTION 8.08. Qualification of Trustee; Conflicting Interests. The Trustee for the Securities issued hereunder shall be subject to the provisions of Section 310(b) of the TIA during the period of time provided for therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 8.09. Persons Eligible for Appointment as Trustee. There shall at all times be a Trustee for the Securities hereunder which shall at all times be either

(i) a corporation or national association organized and doing business under the laws of the United States of America or of any State or the District of Columbia which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state or District of Columbia authority; or

(ii) a corporation or national association organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees’ in either case having a combined capital and surplus of at least $50,000,000. If such corporation or national association publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company, the Guarantor, nor any Person directly or indirectly controlling, controlled by, or under common control with the Company or the Guarantor shall serve as trustee for the Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

SECTION 8.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee for the Securities and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company and the Guarantor. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company and the Guarantor.

(d) If at any time

(1) the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or the Guarantor or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company or the Guarantor, by a Board Resolution, may remove the Trustee or (ii) subject to Section 7.07, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company or the Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or the Guarantor. If no successor Trustee shall have been so appointed by the Company, the Guarantor or the Holders of Securities and have accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company or the Guarantor shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee, in the manner specified in Section 1.07, to the Holders of the Securities. Each notice shall include the name of the successor Trustee and the address of its Principal Corporate Trust Office.

SECTION 8.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the resigning Trustee; but, on request of the Company, the Guarantor or such successor Trustee, such resigning Trustee shall, upon payment of its outstanding charges and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.07. Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or national association into which the Trustee for the Securities may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 8.13. Preferential Collection of Claims Against Company and Guarantor. The Trustee shall comply with the requirements of Section 311 of the TIA and any rules or regulations promulgated by the Commission thereunder.

ARTICLE IX

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 9.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety, to any corporation, unless:

(1) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(4) the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantees remain in full force and effect.

SECTION 9.02. Successor Corporation Substituted for Company. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 9.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

In the event of any such conveyance or transfer, the Person named as the “Company” in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker of all the securities and from its obligations under this Indenture.

SECTION 9.03. Guarantor May Consolidate, etc., Only on Certain Terms. The Guarantor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any corporation, unless:

(1) the corporation formed by such consolidation or into which the Guarantor is merged or the corporation which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual performance of the obligations of the Guarantor and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed, including, without limitation, the obligation to provide Common Stock upon exchange of the Securities;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 9.04. Successor Corporation Substituted for Guarantor. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 9.03, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein.

In the event of any such conveyance or transfer, the corporation named as the Guarantor in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquidated at any time thereafter, and such corporation thereafter shall be released from its liabilities as Guarantor and from its obligations under this Indenture.

SECTION 9.05. Company May Consolidate, etc. with Guarantor, Only on Certain Terms. The Company shall not consolidate with or merge into the Guarantor or convey or transfer its properties and assets substantially as an entirety to the Guarantor, unless:

(1) the Guarantor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual performance of the obligations of the Company and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE X

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.01. Satisfaction and Discharge of Securities. The Company and the Guarantor shall be deemed to have satisfied and discharged the entire indebtedness on all the Outstanding Securities, and the Trustee, at the expense of the Company and the Guarantor and upon Company Request, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when all Outstanding Securities theretofore authenticated and delivered (other than (i) any Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10; (ii) Outstanding Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 4.04) have been delivered to the Trustee for cancellation and (iii) the Company and the Guarantor have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to due satisfaction and discharge of the entire indebtedness on all Outstanding Securities have been complied with.

SECTION 10.02. Satisfaction and Discharge of Indenture. Upon compliance by the Company and the Guarantor with the provisions of Section 10.01 as to the satisfaction and discharge of any Securities issued hereunder, and if the Company and the Guarantor have paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel, an Officers’ Certificate and, if appropriate under the circumstances, an opinion of independent public accountants (and at the expense of the Company), the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company or the Guarantor under Sections 2.10, 6.01, 8.07 and 8.10, and the obligations of the Trustee under Section 10.03 shall survive.

SECTION 10.03. Application of Trust Money. All money and obligations deposited with the Trustee pursuant to Section 10.01 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. Such money and obligations shall be applied by the Trustee, in accordance with the provisions of the Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company or Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with the Trustee. If Securities are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provision or in accordance with any mandatory sinking fund requirement, the Company or Guarantor shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company or Guarantor.

SECTION 10.04. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Securities, all moneys then held by any Paying Agent for such Securities under the provisions of this Indenture shall, upon demand of the Company or Guarantor, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE XI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

SECTION 11.01. Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or the Trustee or of any predecessor or successor corporation, either directly or through the Company, the Guarantor or the Trustee, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood and agreed that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and the Guarantor and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company, the Guarantor or the Trustee or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or Guarantees or implied therefrom, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or Guarantees or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution and delivery of this Indenture and the issue of such Securities.

ARTICLE XII

HOLDERS’ MEETINGS

SECTION 12.01. Purposes of Meetings. A meeting of Holders of Securities may be called at any time and from time to time pursuant to the provisions of this Article XII for any of the following purposes:

(1) to give any notice to the Company, the Guarantor, or the Trustee for the Securities, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VII;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

SECTION 12.02. Call of Meetings by Trustee. The Trustee for the Securities may at any time call a meeting of Holders of Securities to take any action specified in Section 12.01 to be held at such time and at such place in the Borough of Manhattan, the City of New York as the Trustee shall determine. Notice of every meeting of the Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities in the manner and to the extent provided in Section 1.07. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

SECTION 12.03. Call of Meetings by Company, Guarantor or Holders. In case at any time the Company or the Guarantor, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities, shall have requested the Trustee to call a meeting of Holders of Securities, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company, the Guarantor or such Holders may determine the time and the place in the Borough of Manhattan and may call such meeting to take any action authorized in Section 12.01 by giving notice thereof as provided in Section 12.02.

SECTION 12.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall be (a) a Holder of one or more Securities or (b) a Person appointed by an instrument in writing as proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantor and their counsel; provided, however, that representatives of the Trustee shall be entitled during a meeting of Holders to meet with the Holders outside the presence of representatives of the Company, the Guarantor and their counsel.

SECTION 12.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, The submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting unless the meeting shall have been called by the Company, the Guarantor or by Holders of the Securities as provided in Section 12.03, in which case the Company, the Guarantor or the Holders calling the meeting as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

At any meeting each Holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each 1,000 (in the currency or currency unit in which such Securities are denominated) principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing aforesaid duly designating him as the Person to vote on behalf of other Holders. At any meeting of Holders, the presence of Persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 12.06. Voting. The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in triplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the triplicates shall be delivered to each of the Company and the Guarantor and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 12.07. No Delay of Rights by Meeting. Nothing contained in this Article Fourteen shall be deemed or construed to authorize or permit by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

ARTICLE XIII

SECURITY HOLDERS’ LISTS AND REPORTS BY TRUSTEE,

COMPANY AND GUARANTOR

SECTION 13.01. Company and Guarantor To Furnish Trustee Names and Addresses of Holders. In accordance with Section 312(a) of the TIA, the Company and the Guarantor will furnish or cause to be furnished to the Trustee (a) semiannually and not more than 10 days after the Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such date in each year, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company or the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, so long as the Trustee is Security Registrar, no such list need be furnished.

SECTION 13.02. Preservation of Information; Communications to Holders. The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of The TIA, subject to the exculpation from liability contained in Section 312(c) of such Act.

SECTION 13.03. Reports by Trustee. The Trustee shall comply with the provisions of Section 313 of the TIA.

SECTION 13.04. Reports by Company and Guarantor. The Company or the Guarantor shall Comply with the provisions of Section 314(a)(1)(2) and (3) of the TIA.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

SECTION 14.01. Supplemental Indentures Without Consent of Security Holders.

Without the consent of the Holders of any Securities, the Company and the Guarantor, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), and the Trustee for the Securities, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company and the Guarantor, and the assumption by any such successor of the covenants and obligations of the Company or the Guarantor herein and in the Securities or the Guarantees contained;

(2) to evidence and provide for the acceptance of appointment by another Person as a successor Trustee hereunder with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.11;

(3) to add to the covenants and agreements of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power herein conferred upon the Company or the Guarantor provided that such action shall not adversely affect the interests of the Holders of the Securities;

(4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided such other provisions shall not adversely affect the interests of the Holders of Securities;

(5) to secure the Securities in accordance with the provisions of Section 4.09;

(6) to permit payment in the United States of principal, or interest on Securities; or

(7) to provide for the issuance of uncertificated Securities in the place of certificated Securities.

The Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 14.02. Supplemental Indentures with Consent of Security Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Maturity of the principal of, or the Stated Maturity of, or any installment of interest (including Liquidated Damages, if any) on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the method of computing the amount of principal thereof on any date, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption, repurchase or a repayment, on or after the Redemption Date, Repurchase Date or the Repayment Date, as the case may be);

(2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3) modify any of the provisions of this Section, Section 3.02, 3.03, Section 4.10 or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

(4) modify this Indenture to impair any right that you may have to exchange your Securities; or

(5) modify or affect in any manner adverse to the Holders of the Securities the terms and conditions of the obligation of the Guarantor in respect of the due and punctual payment of the principal of or interest on the Securities.

It shall not be necessary for any Act of Security Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 14.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution and delivery of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 14.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders of any Securities affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes with regard to the Securities.

SECTION 14.05. Conformity with TIA.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

SECTION 14.06. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Guarantor shall so determine, new Securities so modified as to conform, in the opinion of the Trustee or the Boards of Directors of the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company, with duly executed Guarantees endorsed thereon, and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding.

ARTICLE XV

Miscellaneous

SECTION 15.01. Governing Law. THIS INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 15.02. Counterparts. This Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 15.03. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture.

SECTION 15.04. TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 15.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 15.07. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 15.08. Benefits of Indenture. Nothing in this Indenture or in the Securities express or implied shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

PNC FUNDING CORP, the Company,

by
Name:
Title:

THE PNC FINANCIAL SERVICES GROUP, INC., as Guarantor,

by
Name:
Title:

THE BANK OF NEW YORK, as Trustee,

by
Name:
Title:

EXECUTION VERSION

To Be Inserted Into Indenture

EXHIBIT A

FORM OF SECURITY

[FORM OF FACE OF NOTE]

[Transfer Restricted Securities Legend – Include only

on Transfer Restricted Securities]

THIS SECURITY AND ANY COMMON STOCK ISSUABLE IN EXCHANGE FOR THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE IN EXCHANGE FOR THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), (3) SUBJECT TO THE REQUIREMENTS OF THE INDENTURE, TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE IN EXCHANGE FOR IT AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[Global Securities Legend – Include only on Global Securities]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO THE DEPOSITORY TRUST COMPANY, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[To be Included on Both Transfer Restricted and Global Securities]

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS SECURITY IS DECEMBER 20, 2006. FOR INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, PLEASE CONTACT THE COMPANY AT ONE PNC PLAZA, 249 FIFTH AVENUE, PITTSBURGH, PENNSYLVANIA 15222-2707 TO THE ATTENTION OF THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE GUARANTOR.

PNC FUNDING CORP

Floating Rate Exchangeable Senior Note due December 20, 2036

Guaranteed by The PNC Financial Services Group, Inc.

No.: R -	CUSIP NUMBER: 693476 AX 1
ISIN NUMBER: US693476AX16

Principal Amount: $

PNC Funding Corp., a Pennsylvania corporation, promises to pay to [Cede & Co.]* or registered assigns, [the principal amount of $ ] [the principal amount as set forth on Schedule I hereto]*, on December 20, 2036, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is exchangeable as specified on the other side of this Security.

Interest Payment Dates: March 20, June 20, September 20 and December 20, commencing March 20, 2007.

Record Dates: March 1, June 1, September 1 and December 1 (whether or not a Business Day), commencing March 1, 2007.

PNC Funding Corp.,

by
Name:
Title:

by
Name:
Title:

*	Include only on Global Security

For value received the Guarantor (which term includes any successor Person under the Indenture) unconditionally guarantees, to the extent set forth in the Indenture and subject to provisions in the Indenture dated as of December 20, 2006 (the “Indenture”) among PNC Funding, PNC Financial Services Group, Inc. (the “Guarantor”) and The Bank of New York, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and the interest (including Liquidated Damages, if any) on the Securities, net of any taxes required to be withheld (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any and interest and Liquidated Damages, if any, on the Securities, if lawful (subject in all cases to any applicable grace period provided in the Indenture), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Securities and (b) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article II of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of Securities, by the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

IN WITNESS HEREOF, the Guarantor has caused the Guarantee to be signed by its duly authorized officers.

THE PNC FINANCIAL SERVICES GROUP, INC., as Guarantor,

by
Name:
Title:

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee,

by
Authorized Officer

Dated:

[FORM OF REVERSE SIDE OF NOTE]

PNC Funding Corp.

Floating Rate Exchangeable Senior Note due December 20, 2036

(1) Interest. The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded quarterly.

This Security will bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 0.40%, and will initially bear interest at a rate of 4.96%; provided that such rate shall never be less than 0% per annum. Interest will be payable quarterly in arrears on March 20, June 20, September 20 and December 20 of each year (each, an “Interest Payment Date”), subject to Section 2.05 of the Indenture, commencing March 20, 2007. The Company will pay interest on any overdue principal amount at the interest rate borne by the Floating Rate Exchangeable Senior Notes due December 20, 2036 (the “Securities”) at the time such interest on the overdue principal amount accrues, compounded quarterly, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same interest rate, compounded quarterly. Interest (including Liquidated Damages, if any) on the Securities will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360.

The Holders of the Securities shall be entitled to the benefits of the Registration Rights Agreement, including the right to receive Liquidated Damages in the event of Registration Defaults (as defined in the Registration Rights Agreement under Section 2(e) thereof), such Liquidated Damages to be payable at the same times and to the same Persons as regular interest is payable with respect to the Securities, it being understood that any reference in this Security to “interest” shall be deemed to include “Liquidated Damages” if then owing in accordance with the terms of the Registration Rights Agreement.

(2) Method of Payment. Subject to the terms and conditions of the Indenture, the Company will pay interest (including Liquidated Damages, if any) on this Security to the Person who is the registered Holder of this Security at the close of business on March 1, June 1, September 1 and December 1, whether or not a Business Day (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date (provided that interest payable upon repurchase or redemption of this Security or at the Stated Maturity of principal (including any such date that is an Interest Payment Date) shall be paid to the Person to whom principal, the redemption price or repurchase price is payable). Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Redemption Price, Repurchase Price, Change in Control Repurchase Price and the principal amount at Stated Maturity (including interest payable on the date such amounts are due), as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Notwithstanding the foregoing, if a Holder is holding Securities in definitive form, the Company shall pay interest (including Liquidated Damages, if any), other than interest payable at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, by check mailed to such Holder. If a Holder is holding at least $1,000,000 principal amount of Securities in definitive form, the Company may pay such interest by wire transfer provided that such Holder has notified the Trustee in writing at the Trustee’s Corporate Trust Office, on or before the Record Date before the applicable Interest Payment Date, other than an Interest Payment Date at the Stated Maturity of principal or on a Redemption Date, Repurchase Date or Change in Control Repurchase Date, that such Holder chooses to have interest on such Holder’s Securities payable on such Interest Payment Date and all subsequent Interest Payment Dates paid by wire transfer of immediately available funds to an account at a bank (that has facilities to receive wire transfers) in The City of New York, or in another city designated by such Holder and agreed to by the Company and the Trustee. Such payment method will apply until such Holder provides the Trustee written notice to the contrary. The Company shall pay the principal of and interest (including Liquidated Damages, if any) on any Security in definitive form that is due at the Stated Maturity of principal, the Redemption Date or Repurchase Date or Change in Control Repurchase Date in immediately available funds against presentation of such Security in definitive form at the Corporate Trust Office of the Trustee in The City of New York or at any other office or agency of the Trustee in The City of New York that the Trustee may designate to such Holder in writing; provided if any such payment is to be made by wire transfer, the Trustee must have received appropriate wire transfer instructions in writing from any Holder being so paid at least two Business Days prior to the relevant date.

(3) Paying Agent, Exchange Agent and Registrar. Initially, The Bank of New York as trustee under the Indenture (the “Trustee”) will act as Paying Agent, Exchange Agent and Security Registrar. The Company may appoint and change any Paying Agent, Exchange Agent or Security Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Exchange Agent or Security Registrar.

(4) Indenture. The Company issued the Securities under an Indenture dated as of December 20, 2006 (the “Indenture”) among the Company, the Gurantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are direct, unsubordinated, unsecured debt obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

(5) Redemption at the Option of the Company. No sinking fund is provided for the Securities. Beginning on December 26, 2007 and during the periods thereafter to maturity, the Securities are redeemable as a whole at any time, or in part from time to time, in any integral multiple of $1,000, at the option of the Company for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Redemption Date.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s address appearing in the Security Register. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, on and after such Redemption Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

(6) Repurchase By the Company at the Option of the Holder on Specified Dates; Repurchase at the Option of the Holder Upon a Change in Control. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on December 20, 2007, 2008, 2011, 2016, 2021, 2026 and 2031 (each, a “Repurchase Date”), all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

The Company shall provide notice of the Repurchase Date no more than two weeks after December 20, 2006 and again on a date not less than 30 days prior to each Repurchase Date.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Liquidated Damages, if any) thereon, up to but not including the Change in Control Repurchase Date which Change in Control Repurchase Price shall be paid in cash. Holders have the right to withdraw any Repurchase Notice or Change in Control Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, and accrued but unpaid interest (including Liquidated Damages, if any) on all Securities or portions thereof to be repurchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is held by the Paying Agent by 10:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or on or prior to the Change in Control Repurchase Date, interest (including Liquidated Damages, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Change in Control Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, and interest (including Liquidated Damages, if any) upon surrender of such Security.

(7) Exchange. A Holder of an Security may exchange any portion of the principal amount of any Security define that is an integral multiple of $1,000 for cash and fully paid and non-assessable shares (calculated as to each exchange to the nearest 1/10000th of a share) of Common Stock in accordance with the provisions of Article V of the Indenture (including the Company’s right to settle a percentage of each Daily Share Amount in cash, as described below); provided that if such Security is called for redemption, the exchange right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the exchange right shall terminate at the close of business on the date such Default is cured and such Security is redeemed). Such exchange right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of maturity, subject, in the case of exchange of any Global Security, to any Applicable Procedures. The Exchange Price shall, as of the date of the Indenture, initially be $128.5545 per share of Common Stock. The Exchange Rate shall be the number of shares of date of the Indenture referred to above equal to $1,000 divided by the applicable Exchange Price. The Exchange Price and Exchange Rate will be adjusted under the circumstances specified in the Indenture. Upon exchange, no adjustment for interest (including Liquidated Damages, if any) or dividends will be made. No fractional shares will be issued upon exchange; in lieu thereof, an amount will be paid in cash based upon the Common Stock Price on the last day of the applicable Observation Period. The Company has the right to settle a percentage of each Daily Share Amount in cash in lieu of delivering Company Stock, as described below. Delivery of the shares of Common Stock and cash (including cash in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount of a exchanged Security and accrued but unpaid interest (including Liquidated Damages, if any) thereon. Any accrued interest (including Liquidated Damages, if any) payable on a exchanged Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

In addition, following certain corporate transactions that occur on or prior to December 20, 2007 and that constitute a Change in Control (other than relating to the composition of the Guarantor’s Board of Directors as described in clause (iv) of the definition of Change in Control in Section 1.01) and for which 10% or more of the fair market value of the consideration for the Common Stock (as determined by the Company’s Board of Directors) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market System, a Holder who elects to exchange its Securities in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon exchange in certain circumstances (it being understood that a Holder of Securities electing to exchange its Securities pursuant to Section 5.01(b) of the Indenture referred to above shall provide the Exchange Agent with a notice as contemplated by Section 5.02 of the Indenture).

As provided in the Indenture, to exchange an Security, a Holder must (a) complete and manually sign the exchange notice set forth below and deliver such notice to the Exchange Agent, (b) surrender the Security to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Exchange Agent, (d) pay any transfer or other tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. If a Holder surrenders an Security for exchange between the close of business on the Record Date and the opening of business on the related Interest Payment Date; provided that such Interest Payment Date is an Interest Payment Date the interest due on which is payable to the Holder as of the preceding Record Date, the Security must be accompanied by payment of an amount equal to the interest (including Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of the Security or portion thereof then exchanged; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between the close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Security is surrendered for exchange on the Interest Payment Date or is being redeemed on such Interest Payment Date or if such Interest Payment Date is the Stated Maturity of the principal of the Securities. A Holder may exchange a portion of an Security equal to $1,000 or any integral multiple thereof.

An Security in respect of which a Holder has delivered a Repurchase Notice or a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.02 or Section 3.03, respectively, of the Indenture may be exchanged only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

By the close of business on the Business Day prior to the first Trading Day of the Observation Period, the Company may specify a percentage of each Daily Share Amount that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). If the Company elects to specify a Cash Percentage, (x) the amount of cash that the Company will deliver in lieu of all or an applicable portion of the Daily Share Amount in respect of each Trading Day in the Observation Period will equal the product of: (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day (assuming for this purpose the Company has not specified a Cash Percentage) and (iii) the daily Common Stock price for such Trading Day, and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the Observation Period (in lieu of the full Daily Share Amount for such Trading Day) will be a percentage of the Daily Share Amount (assuming the Company has not specified a Cash Percentage) equal to 100% minus the Cash Percentage.

If the Company does not specify a Cash Percentage by the close of business on the Trading Day prior to the first scheduled Trading Day of the Observation Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the Observation Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon exchange of such Note. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee which must be given by the close of business on the Business Day prior to the first Scheduled Trading Day of the Observation Period.

(8) Denominations; Transfer; Exchange. The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of an Security to be redeemed in part, the portion of the Security not to be redeemed), or any Securities in respect of which a Repurchase Notice or a Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of an Security to be repurchased in part, the portion of the Security not to be repurchased), or any Securities for a period of 15 days before the mailing of a Notice of Redemption of Securities to be redeemed.

(9) Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes.

(10) Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities, among other things, (i) to cure any ambiguity, omission, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of Securities in any material respect, (ii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (iii) to comply with the provisions of the TIA or any requirement of the Commission in connection with the qualification of the Indenture under the TIA, in each case as set forth in the Indenture.

(11) Defaults and Remedies. As set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee may, and at the written request of the Holders of not less than 25% in principal amount of Securities then Outstanding shall, declare the principal of and accrued but unpaid interest (including Liquidated Damages, if any) of all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received security or indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities at the time outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a default in payment of principal or interest when due, for any reason) if it determines in good faith that withholding notice is in the interests of Holders.

(12) Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13) No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting an Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(14) Ranking. The Securities shall be the direct, unsubordinated, unsecured obligations of the Company and shall rank pari passu among themselves and with all of the Company’s existing and future direct, unsubordinated, unsecured indebtedness from time to time outstanding.

(15) Authentication. This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).

(17) Governing Law. THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

(18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

(19) Conflicts with Indenture. In the event of any conflict, inconsistency or ambiguity between any provision set forth in this Security and any provision of the Indenture, the Indenture shall control.

(20) Guarantee. The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture and subject to provisions in the Indenture (a) the due and punctual payment of the principal of, and the interest (including Liquidated Damages, if any) on the Securities, net of any taxes required to be withheld (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any and interest and Liquidated Damages, if any, on the Securities, if lawful (subject in all cases to any applicable grace period provided in the Indenture), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Securities and (b) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article II of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of Securities, by the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

ASSIGNMENT FORM	EXCHANGE NOTICE
To assign this Security, fill in the form below:	To exchange this Security for Cash and Common Stock of the Company, check the box

I or we assign and transfer this Security to	☐

To exchange only part of this Security, state
the principal amount to be exchanged (which
(Insert assignee’s soc. sec. or tax ID no.)	must be $1,000 or an integral multiple of
$1,000):

(Print or type assignee’s name, address and zip code)
If you want the stock certificate made out in another
person’s name fill in the form below:

and irrevocably appoint
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.	(Insert the other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Date:

Your Signature:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)	(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed	Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program	Participant in a Recognized Signature Guarantee Medallion Program

By:	By:
Authorized Signatory	Authorized Signatory

FORM OF REPURCHASE NOTICE

To: PNC Funding Corp

The undersigned registered holder of this Security requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions referred to in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities

not repurchased if to be issued other

than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $    ,000

date of requested repurchase:             , 20

(specify either 2007, 2008, 2011, 2016, 2021, 2026 or 2031)

FORM OF OPTION TO ELECT REPURCHASE

UPON A CHANGE IN CONTROL

To: PNC Funding Corp

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from PNC Funding Corp as to the occurrence of a Change in Control with respect to The PNC Financial Services Group and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of this Security and the Indenture referred to in this Security and directs that the payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Fill in for registration of Securities

not repurchased if to be issued other

than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)

Please print name and address

principal amount to be repurchased (if less than all): $    ,000

SCHEDULE I*

PNC FUNDING CORP.

Floating Rate Exchangeable Senior Notes due December 20, 2036

No.:

Date	Principal Amount	Notation

•	Include only on Global Security

EXHIBIT B

TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $             principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange where the securities deliverable upon such exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or

☐	The transfer of the Surrendered Securities is pursuant to an exemption from the registration requirement of the Securities Act provided by Rule 144 thereunder; or

☐	The transfer of the Surrendered Securities is to an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities is made to the Company or any of its subsidiaries.

The undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

Date:

Signature(s)

(If the registered owner is a corporation,
partnership or fiduciary, the title of the
Person signing on behalf of such registered
owner must be stated.)

B-1

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

FORM OF ACCREDITED INVESTOR CERTIFICATE

[DATE]

PNC Funding Corp

Attn: Senior Vice President and Chief Financial Officer

One PNC Plaza

249 Fifth Avenue

Pittsburgh, PA 15222-2027

Ladies and Gentlemen:

We are delivering this letter in connection with the proposed transfer of $             of Floating Rate Exchangeable Senior Notes due December 20, 2036 (the “Securities”) of PNC Funding Corp (the “Company”), as described in the Offering Circular dated December 20, 2006 (the “Offering Circular”) relating to the Securities.

We hereby confirm that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), or an entity in which all of the equity owners are institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”), and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment. We will acquire Securities having a minimum principal amount of not less than $100,000 for our own account or for any accounts for which we are acting.

2. We are acquiring the Securities for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

3. We are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling the Securities or the shares of Common Stock of The PNC Financial Services Group, Inc. (the “Guarantor”) issuable upon exchange thereof (the “Underlying Shares”), except as permitted below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

4. We understand that any subsequent transfer of the Securities and the Underlying Shares is subject to certain restrictions and conditions set forth in the indenture relating to the Securities and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or the Underlying Shares except in compliance with such restrictions and conditions and the Securities Act.

5. We understand that the offer and sale of neither the Securities nor the Underlying Shares have been or will be registered under the Securities Act, and that neither the Securities nor the Underlying Shares may be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities or Underlying Shares, we will do so only (i) to a person whom we reasonably believe is a qualified institutional buyer, as such term is defined in Rule 144A (a “QIB”), acquiring for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (ii) subject to the requirements of the indenture relating to the Securities, pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) to an institutional investor that is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Company, Guarantor or any of their subsidiaries, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States and other jurisdictions, and we further agree to provide to any person purchasing any of the Securities or Underlying Shares from us a notice advising such purchaser that resales of the Securities and Underlying Shares are restricted as stated herein.

6. We understand that, on any proposed transfer of any Securities or Underlying Shares, we will be required to furnish to the Company and the trustee for the Securities (the “Trustee”) such certificates, legal opinions and other information as the Company, the Guarantor or the Trustee may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Securities and Underlying Shares purchased by us will be in certificated form and will bear a legend to the foregoing effect.

Each of the Company, the Guarantor, the Trustee and the initial purchaser of the Securities is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:
Name:
Title:
Address:

SCHEDULE A

The following table sets forth the hypothetical Share Price and the number of Additional Shares to be received per $1,000 principal amount of Securities:

	Stock Price
Effective Date of Change in Control	73.46	75.00	80.00	85.00	90.00	95.00	100.00	110.00	120.00	130.00	150.00	200.00	250.00	300.00
December 20, 2006	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3691	0.8262	0.4767	0.1503	0.0058	0.0000	0.0000

March 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3129	0.7524	0.4033	0.1098	0.0041	0.0000	0.0000

June 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.6655	0.3134	0.0662	0.0026	0.0000	0.0000

September 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.5572	0.1947	0.0251	0.0010	0.0000	0.0000

December 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.5546	0.0000	0.0000	0.0000	0.0000	0.0000

The share prices and additional share amounts set forth above are based upon a PNC Common Share price of $73.46 at December 14, 2006 and an initial exchange price of $128.5545.

Schedule A-1